PRICING SUPPLEMENT No. VLS ETN-1/A63† To the Prospectus Supplement dated June 18, 2020 and Prospectus dated June 18, 2020	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 June 18, 2020

TM

Issued by Credit Suisse AG

4,805,000± VelocityShares™ Daily Inverse VIX Medium Term ETNs linked to the S&P 500 VIX Mid-Term Futures™ Index due December 4, 2030 (the “Inverse ETNs”)

1,418,000± VelocityShares™ VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030

(the “Long ETNs”)

9,775,000± VelocityShares™ Daily 2x VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030

(the “2x Long ETNs”)

ETNs	Leverage Amount	ETN Type	Exchange Ticker	Indicative Value Ticker	CUSIP	ISIN
Inverse ETNs	-1	“Inverse”	ZIV	ZIVIV	22542D829	US22542D8294
Long ETNs	1	“Long”	VIIX	VIIXIV	22542D266	US22542D2669
2x Long ETNs	2	“2x Long” or “Leveraged”	TVIX	TVIXIV	22542D258	US22542D2586

This pricing supplement relates to three separate exchange traded notes. As the context requires, we use the term “ETN” to refer (a) generally to the (i) Inverse ETNs, (ii) Long ETNs and/or (iii) 2x Long ETNs or (b) to a single (i) Inverse ETN, (ii) Long ETN and/or (iii) 2x Long ETN and we use the term “ETNs” to refer collectively to the (i) Inverse ETNs, (ii) Long ETNs and/or (iii) 2x Long ETNs. We have listed the ETNs on The Nasdaq Stock Market under the exchange ticker symbols as also set forth in the table above. Prior to December 2, 2013, the ETNs were listed on NYSE Arca. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on The Nasdaq Stock Market or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by The Nasdaq Stock Market. We have not and do not intend to list the ETNs on any other exchange.

The ETNs are senior medium-term notes of Credit Suisse AG. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). Any further issuances of the ETNs will have the same CUSIP number as, and will trade interchangeably with, the respective previously issued ETN upon settlement. Any further issuances and sales will increase the outstanding number of the applicable ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not intended to be “buy and hold” investments. Instead, the ETNs are intended to be daily trading tools for traders and similarly sophisticated investors to express short-term market views and manage daily trading risks. The ETNs are designed to achieve their stated investment objectives on a daily basis. The performance of the 2x Long ETNs and the Inverse ETNs over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. If you hold the ETNs for more than one day, it is possible that you will suffer significant losses in the ETNs even if the performance of the applicable underlying Index (as defined below) over the time you hold the ETNs is positive, in the case of the 2x Long ETNs, or negative, in the case of the Inverse ETNs. You could lose your entire investment within a single day. Accordingly, the ETNs should be purchased only by sophisticated investors who understand the Index and the consequences of investing in the ETNs that are designed to provide exposure to two times (2x), one times (1x) or negative one times (-1x), as applicable, the daily performance of the Index.

As explained in “Risk Factors,” because of the way in which the underlying Indices are calculated, the amount payable at maturity or upon redemption or acceleration is likely to be less than the amount of your investment in the ETNs, and you are likely to lose part or all of your investment. In almost any potential scenario the Closing Indicative Value (as defined below) of your ETNs is likely to be close to zero after 20 years and we do not intend or expect any investor to hold the ETNs from inception to maturity.

Investing in the ETNs involves significant risks. See “Risk Factors” beginning on page PS-17 of this pricing supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse Securities (USA) LLC (“CSSU”), an affiliate of ours, is the agent for this offering. CSSU may offer and sell the ETNs from time to time as principal to investors and to dealers at a price based on the Indicative Value at the time of sale. At any time we price the sale of the ETNs after the date hereof, we expect to receive proceeds equal to 100% of the Indicative Value of such ETNs at such time, less any commissions paid to CSSU or any other agent. Dealers may in turn offer and sell ETNs to investors at prevailing market prices or at negotiated prices at the time of sale. For any ETN we issue to CSSU on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the applicable Closing Indicative Value of such ETNs on the date on which we price such ETNs, provided, however, that CSSU may from time to time increase or decrease the creation fee. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member, may receive all or a portion of the Daily Investor Fee described below. In addition, CSSU will charge investors a redemption charge of 0.05% times the applicable Closing Indicative Value on the Early Redemption Valuation Date of any ETNs that are redeemed at the investor’s option. CSSU and its affiliates may also profit from hedging activity related to these offerings, even if the value of the ETNs declines. See “Supplemental Plan of Distribution (Conflicts of Interest)” herein for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

June 18, 2020

†This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. VLS ETN-1/A62 dated June 1, 2020 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement.”

±Reflects the number of ETNs offered hereby. As of June 10, 2020, there were issued and outstanding the following:

•	2,448,000 Inverse ETNs ($30,600,000 in stated principal amount).

•	705,820 Long ETNs ($17,645,500,000 in stated principal amount).

•	8,938,280 2x Long ETNs ($22,345,700,000,000,000 in stated principal amount).

No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.

General

•	The ETNs track the daily performance of either the S&P 500 VIX Short-Term Futures™ Index ER or S&P 500 VIX Mid-Term Futures™ Index ER (each such index, as applicable to the relevant ETN, the “Index,” and collectively, the “Indices”), as reflected by their Indicative Value, calculated as set forth below.

•	The ETNs are senior medium-term notes of Credit Suisse AG, acting through its Nassau Branch, maturing December 4, 2030 (the “Maturity Date”). The Maturity Date will be postponed if such date is not a Business Day or if the scheduled Final Valuation Date is not an Index Business Day or if a Market Disruption Event occurs and is continuing on the Final Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. See “Specific Terms of the ETNs—Market Disruption Events.”

•	The initial issuance of the ETNs priced on November 29, 2010 (the “Inception Date”) and settled on December 2, 2010 (the “Initial Settlement Date”).

•	The ETNs are designed for investors who seek exposure to the applicable underlying Index. The ETNs do not guarantee any return of principal and do not pay any interest during their term. Investors will receive a cash payment at maturity, upon early redemption or upon acceleration by us that will be linked to the performance of the applicable underlying Index, plus a Daily Accrual and less a Daily Investor Fee (each as defined herein). Investors should be willing to forgo interest payments and, if the applicable underlying Index declines or increases, as applicable, be willing to lose up to 100% of their investment, even within a single day. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•	The ETNs are designed to reflect a long, leveraged long or inverse exposure, as applicable, to the performance of the applicable underlying Index on a daily basis. The returns of the 2x Long ETNs and Inverse ETNs over different periods of time can, and most likely will, differ significantly from the return on a direct, non-resetting leveraged long and inverse, respectively, investment in the Index. The ETNs are very sensitive to changes in the level of the applicable underlying Index, and returns on the ETNs may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. You could lose your entire investment within a single day.

•	The exchange ticker, denominations and stated principal amount per ETN are set forth below. The ETNs may be issued at a price that is higher or lower than the applicable stated principal amount, based on their most recent Intraday Indicative Value or the Closing Indicative Value. For additional information, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein.

ETNs	Exchange Ticker	Denomination and Stated Principal Amount per ETN
Inverse ETNs	ZIV	$12.50
Long ETNs	VIIX	$25,000
2x Long ETNs	TVIX	$2,500,000,000

Additional ETNs may be issued and sold from time to time through CSSU and one or more dealers at a price that is higher or lower than the applicable stated principal amount of such ETN, based on the Indicative Value of such ETN at that time.

If there is a substantial demand for the ETNs, we may issue and sell additional ETNs to CSSU, and CSSU may sell such ETNs to investors and dealers, frequently. However, we and CSSU are under no obligation to issue or sell additional ETNs at any time, and if we and CSSU do issue and sell additional ETNs, we or CSSU may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. We have placed conditions on our acceptance of offers to purchase the 2x Long VIX Short Term ETNs. For more information, see “Specific Terms of the ETNs — Further Issuances” herein. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs.

Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time), in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value of such ETNs on the Accelerated Valuation Date (each as defined herein). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, their Indicative Value. For more information, see “Risk Factors—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” herein. Any limitation or suspension on the issuance of the ETNs will not affect the early redemption rights of holders as described herein or with respect to other ETNs issued by us.

Janus Distributors LLC, doing business as Janus Henderson Distributors (“JHD”), will receive all or a portion of the Daily Investor Fee in consideration for its role in marketing and placing the ETNs under the “VelocityShares™” brand. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

This pricing supplement provides specific terms and conditions in connection with the issuance of the ETNs. Prospective investors should read this pricing supplement together with the accompanying prospectus supplement and prospectus for a description of the specific terms and conditions of the ETNs. This pricing supplement amends and supersedes the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in the prospectus supplement or the prospectus.

We may from time to time purchase any outstanding ETNs in the open market, in connection with early redemptions or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market.

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Index:

The return on the ETNs will be based on the performance of the applicable underlying Index during the term of such ETNs. The ETNs track the daily performance of either the S&P 500 VIX Short-Term Futures™ Index ER or S&P 500 VIX Mid-Term Futures™ Index ER (each such index, as applicable to the relevant ETN, the “Index,” and collectively, the “Indices”), as reflected by their Indicative Value, calculated as set forth below.

The Indices are designed to provide investors with exposure to one or more maturities of futures contracts on the CBOE Volatility Index® (the “VIX Index”), which reflect implied volatility of the S&P 500® Index at various points along the volatility forward curve. The calculation of the level of the VIX Index is based on prices of put and call options on the S&P 500® Index. Futures contracts on the VIX Index (the “VIX futures contracts”) allow investors the ability to invest in forward volatility based on their view of the future direction of movement of the VIX Index. Each Index is intended to reflect the returns that are potentially available through an unleveraged investment in the relevant VIX futures contract or contracts. The S&P 500 VIX Short-Term Futures™ Index ER targets a constant weighted average futures contracts maturity of one month and the S&P 500 VIX Mid-Term Futures™ Index ER targets a constant weighted average futures contracts maturity of five months. The Indices and the rules governing their methodology were created by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”). The Index Sponsor calculates the level of the relevant Index on each Index Business Day from 3:00 a.m. to approximately 4:15 p.m., New York City time, and publishes it on the Bloomberg pages specified below as soon as practicable thereafter. Each Index, and any successor index to such Index, is subject to the policies of the Index Sponsor and are subject to its discretion, including with respect to the implementation of, and changes to, the rules governing their methodology. The Index may also be modified, replaced or adjusted from time to time, as determined by the Calculation Agents as set forth below. See “The Indices” in this pricing supplement for further information.

ETNs	Underlying Index	Underlying Index Intraday Ticker	Underlying Index End of Day Ticker
Long ETNs and 2x Long ETNs	S&P 500 VIX Short-Term Futures™ Index ER	SPVXSPID	SPVXSP
Inverse ETNs	S&P 500 VIX Mid-Term Futures™ Index ER	SPVXMPID	SPVXMP
The Calculation Agents may modify, replace or adjust the Indices under certain circumstances even if the Index Sponsor continues to publish the applicable Index without modification, replacement or adjustment. See “Specific Terms of the ETNs—Discontinuance or Modification of the Index” and “Risk Factors—The Calculation Agents may modify the applicable underlying Index” in this pricing supplement for further information.

Payment at Maturity:

If the ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive:

•    for each $12.50 stated principal amount in the case of Inverse ETNs;

•    for each $25,000 stated principal amount in the case of Long ETNs; and

•    for each $2,500,000,000 stated principal amount in the case of 2x Long ETNs;

a cash payment equal to the applicable Closing Indicative Value on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.”

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

Closing Indicative Value:

The Closing Indicative Value for each ETN on the Inception Date was $100 (the “Initial Indicative Value”). The Closing Indicative Value of each ETN on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETNs on such calendar day minus (2) the Daily Investor Fee for such ETNs on such calendar day. The Closing Indicative Value for each ETN is calculated based on the settlement prices of VIX futures contracts, which are typically determined at 4:15 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.” The Closing Indicative Value for each of the ETNs on each Index Business Day will be published on such Index Business Day under the applicable Indicative Value ticker set forth above.

The Closing Indicative Value for each of the ETNs is not the closing price or any other trading price of such ETNs in the secondary market. The trading price of each of the ETNs at any time may vary significantly from the Indicative Value of such ETN at such time. See “Description of the ETNs—Intraday Indicative Value” and “Risk Factors—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

The table below shows the Closing Indicative Value and closing price of the ETNs on June 10, 2020.

ETNs	Closing Price	Closing Indicative Value
Inverse ETNs	$32.1000 (exchange ticker ZIV)	$32.0064 (Indicative Value Ticker ZIVIV)
Long ETNs	$65.8200 (exchange ticker VIIX)	$66.2782 (Indicative Value Ticker VIIXIV)
2x Long ETNs	$121.7900 (exchange ticker TVIX)	$120.8771 (Indicative Value Ticker TVIXIV)
If the ETNs undergo any subsequent splits or reverse splits, the Closing Indicative Value will be adjusted accordingly. For additional information relating to splits and reverse splits, see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement. Janus Index & Calculation Services LLC, renamed Janus Henderson Indices LLC as of January 1, 2019 (“JHI”), formerly VelocityShares Index & Calculation Services, a division of VelocityShares, LLC, or its agent is responsible for computing and disseminating the Closing Indicative Value.
Indicative Value:	The Indicative Value of each ETN is the Intraday Indicative Value or the Closing Indicative Value of such ETN, as applicable.
Daily ETN Performance:	The Daily ETN Performance of the ETNs on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such ETNs on such Index Business Day times (b) the Leverage Amount. The Daily ETN Performance is deemed to be one on any day that is not an Index Business Day.
Daily Accrual:

The Daily Accrual represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for the ETNs on any Index Business Day will equal:

Where Tbillst-1 is the three-month U.S. treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days that have elapsed since the prior Index Business Day. The Daily Accrual is deemed to be zero on any day that is not an Index Business Day.

Daily Index Performance:	The Daily Index Performance on any Index Business Day will equal (1)(a) the closing level of the applicable underlying Index on such Index Business Day divided by (b) the closing level of such underlying Index on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs and continues on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day based on their assessment of the level of the applicable underlying Index that would have prevailed on such Index Business Day were it not for such Market Disruption Event. The Daily Index Performance is deemed to be zero on any day that is not an Index Business Day.
Leverage Amount:	The Leverage Amount for the ETNs is as follows: Inverse ETNs: -1 Long ETNs: 1 2x Long ETNs: 2
Daily Investor Fee:

For each ETN, on any calendar day (the “calculation day”), the Daily Investor Fee will be equal to the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (2) the Daily ETN Performance for such ETNs on the calculation day times (3)(a) the Daily Investor Fee Factor for such ETNs divided by (b) 365.

The “Daily Investor Fee Factor” will be equal to (i) 0.0070 for each of the Long ETNs, (ii) 0.0135 for the Inverse ETNs and (iii) 0.0165 for the 2x Long ETNs.

The Daily Investor Fee reduces the daily return of each ETN. If the level of the Index decreases or does not increase sufficiently in the case of the Long ETNs or 2x Long ETNs or if it increases or does not decrease sufficiently in the case of the Inverse ETNs (in each case in addition to the Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than the amount of your investment at maturity or upon early redemption or acceleration of the ETNs. See “Risk Factors — Even if the closing level of the Index on the applicable Valuation Date exceeds (or is less than in the case of the Inverse ETNs) the initial closing level of the applicable underlying Index on the date of your investment, you may receive less than the amount of your investment in the ETNs” and “Hypothetical Examples” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

Intraday Indicative Value:

The “Intraday Indicative Value” of the ETNs is designed to approximate the economic value of such ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the closing level of the applicable underlying Index, the calculation is based on the most recent intraday level of such Index at the particular time. Typically, the Intraday Indicative Value of the ETNs will be calculated every 15 seconds on each Index Business Day from approximately 9:30 a.m. to approximately 4:15 p.m., New York City time, and will be disseminated over the consolidated tape, or other major market data vendor under the applicable Indicative Value ticker for such ETNs, as set forth on the cover of this pricing supplement. No Intraday Indicative Value will be calculated at any time at which a Market Disruption Event with respect to an ETN has occurred or is continuing. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

JHI or its agent is responsible for computing and disseminating the Intraday Indicative Value.

The Intraday Indicative Value is a calculated value and is not the same as the trading price of the ETNs, nor is it a price at which you can buy or sell the ETNs in the secondary market. The Intraday Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time” and “—Suspension or disruptions of market trading in futures contracts or the Index may adversely affect the value of your ETNs.”

Investors can compare the trading price of the ETNs (if such concurrent price is available) against the Intraday Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the Intraday Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs when the premium is no longer present in the marketplace or when the ETNs are accelerated (including at our option, which we have the discretion to do at any time). It is also possible that the ETNs will trade in the secondary market at a discount below the Intraday Indicative Value and that investors would receive less than the Intraday Indicative Value if they had to sell their ETNs in the market at such time.
Valuation Dates:	November 30, 2030 or, if such date is not an Index Business Day, the next following Index Business Day (the “Final Valuation Date”), any Early Redemption Valuation Date and the Accelerated Valuation Date.
Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until November 28, 2030. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.

You must offer for redemption at least the following amounts of ETNs, or integral multiples in excess thereof:

•         with respect to the Inverse ETNs, 25,000 ETNs;

•         with respect to the Long ETNs, 100 ETNs; and

•         with respect to the 2x Long ETNs, 1 ETN;

respectively, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or Credit Suisse International (“CSI”) as one of the Calculation Agents, may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant ETN at the time the reduction becomes effective.

Early Redemption Mechanics:

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

Because the Early Redemption Amount you will receive for the ETNs to be redeemed will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day you offer your ETNs for redemption, you will not know the applicable Early Redemption Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs and is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Specific Terms of the ETNs—Market Disruption Events.”
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B) (1) the applicable Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge.
Early Redemption Charge:	The Early Redemption Charge will be equal to 0.05% times the applicable Closing Indicative Value on the Early Redemption Valuation Date.
Acceleration at Our Option or Upon Acceleration Event:	We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any ETN, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all such outstanding ETNs (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment in an amount (the “Accelerated Redemption Amount”) equal to the Closing Indicative Value of such ETNs on the Accelerated Valuation Date. In the case of an Optional Acceleration, the “Accelerated Valuation Date” shall be an Index Business Day specified in our notice of Optional Acceleration, which Index Business Day shall be at least five Business Days after the date on which we give you notice of such Optional Acceleration. In the case of an Event Acceleration, the Accelerated Valuation Date shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day, the next following Index Business Day). The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (such third Business Day the “Acceleration Date”). The Acceleration Date will be postponed if a Market Disruption Event occurs and is continuing on the Accelerated Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events.” We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Acceleration Event:	As discussed in more detail under “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement, an Acceleration Event includes any event that adversely affects our ability to hedge our obligations in connection with the ETNs, including, but not limited to, if the Intraday Indicative Value is equal to or less than 20% of the prior day’s Closing Indicative Value.
Business Day:	Any day that is not (a) a Saturday or Sunday or (b) a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York.

Index Business Day:	An Index Business Day, with respect to the applicable underlying Index, is a day on which (i) trading is generally conducted on the Chicago Board Options Exchange (the “CBOE”), (ii) the applicable underlying Index is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI, as one of the Calculation Agents.
Calculation Agents:	CSI and JHI. See “Specific Terms of the ETNs—Role of Calculation Agents” in this pricing supplement.

You should read this pricing supplement together with the accompanying prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these ETNs are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus Supplement and Prospectus dated June 18, 2020

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

i

(ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

We have listed the ETNs on The Nasdaq Stock Market under the exchange ticker symbols as set forth in the table above. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on The Nasdaq Stock Market or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by The Nasdaq Stock Market. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (“KID”) has been prepared as the ETNs are not available to retail investors in the EEA.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse,” the “Company,” “we,” “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

Summary

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 18, 2020 and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 18, 2020.

We may, without providing you notice or obtaining your consent, create and issue additional ETNs that have the same terms and conditions as the ETNs offered by this pricing supplement. Any further issuances of any ETNs will form a single tranche with such previously offered ETNs of the same tranche. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. A suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs. The decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs) and/or the VIX futures contracts included in the Indices and derivatives related to the ETNs, the VIX futures contracts included in the Index and the Index itself, trading disruptions or limitations to any of the forgoing, or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of timing mismatches that occur as a result of different trading hours between or among the ETNs, the VIX futures contracts included in the Indices, halts in trading of such futures contracts, the equity securities included in the S&P 500 Index or other derivative instruments, actions (or failure to take action) by the Index Sponsor or the CBOE, transaction costs, credit considerations and bid-offer spreads. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time), in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value on the Accelerated Valuation Date. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Indicative Value. For more information, see “Risk Factors — The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of either the S&P 500 VIX Short-Term Futures™ Index ER or the S&P 500 VIX Mid-Term Futures™ Index ER (each such index, an “Index,” and collectively, the “Indices”).

We will not pay you interest during the term of the ETNs. The ETNs do not have a minimum payment at maturity, upon redemption or upon acceleration and are fully exposed to any decline or increase, as applicable, in the applicable underlying Index.

If you invest in the Long ETNs or the 2x Long ETNs, depreciation of the applicable underlying Index will reduce your payment at maturity, upon redemption or upon acceleration, and you could lose your entire investment.

If you invest in the Inverse ETNs, appreciation of the applicable underlying Index will reduce your payment at maturity, upon redemption or upon acceleration, and you could lose your entire investment.

The ETNs are not intended to be “buy and hold” investments. Instead, the ETNs are intended to be daily trading tools for traders and similarly sophisticated investors to express short-term market views and manage daily trading risks. The ETNs are designed to achieve their stated investment objectives on a daily basis and, therefore, their performance over different periods of time can differ significantly from their stated daily objectives. The ETNs are considerably riskier than securities that have intermediate or long-term investment objectives, and are not suitable for investors who plan to hold them for a period of more than one day. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. If you hold the ETNs for more than one day, it is possible that you will suffer significant losses in the ETNs even if the performance of the Index (as defined below) over the time you hold the ETNs is positive, in the case of the 2x Long ETNs, or negative, in the case of the Inverse ETNs. You could lose your entire investment within a single day.

As explained in “Risk Factors” in this pricing supplement, because of the way in which the Closing Indicative Value of the ETNs and the underlying Indices are calculated, the amount payable at maturity or upon redemption or acceleration is likely to be less than the amount of your investment in the ETNs, and you are likely to lose part or all of your investment. In almost any potential scenario the Closing Indicative Value (as defined below) of your ETNs is likely to be close to zero after 20 years and we do not intend or expect any investor to hold the ETNs from inception to maturity.

For a description of how the payment at maturity, upon redemption or upon acceleration is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections herein.

For information on the prior splits and reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. ETNs may be issued at a price higher or lower than the applicable stated principal amount, based on the most recent Intraday Indicative Value or Closing Indicative Value of the ETNs. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry System” in the accompanying prospectus.

What are the Indices and who publishes the level of the Indices?

The Indices are designed to provide investors with exposure to one or more maturities of futures contracts on the CBOE Volatility Index® (the “VIX Index”), which reflect implied volatility of the S&P 500® Index at various points along the volatility forward curve. The calculation of the level of the VIX Index is based on prices of put and call options on the S&P 500® Index. VIX futures contractsallow investors the ability to invest in forward volatility based on their view of the future direction of movement of the VIX Index. Each Index is intended to reflect the returns that are potentially available through an unleveraged investment in the relevant VIX futures contract or contracts. The S&P 500 VIX Short-Term Futures™ Index ER targets a constant weighted average futures maturity of one month and the S&P 500 VIX Mid-Term Futures™ Index ER targets a constant weighted average futures maturity of five months.

The Indices were created by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”). The Index Sponsor calculates the level of the relevant Index on each Index Business Day from 3:00 a.m. to approximately 4:15 p.m., New York City time, and publishes it on the Bloomberg pages specified herein as soon as practicable thereafter. Each Index, and any successor index to such Index, is subject to the policies of the Index Sponsor and are subject to its discretion, including with respect to the implementation of, and changes to, the rules governing their methodology. Each Index, or any successor index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents as set forth below. See “The Indices” in this pricing supplement for further information.

ETNs	Underlying Index	Underlying Index Intraday Ticker	Underlying Index End of Day Ticker
Long ETNs and 2x Long ETNs	S&P 500 VIX Short-Term Futures™ Index ER	SPVXSPID	SPVXSP
Inverse ETNs	S&P 500 VIX Mid-Term Futures™ Index ER	SPVXMPID	SPVXMP

The Calculation Agents, may modify, replace or adjust the Indices under certain circumstances even if the Index Sponsor continues to publish the applicable Index without modification, replacement or adjustment. See “Specific Terms of the ETNs—Discontinuation or Modification of the Index” and “Risk Factors—The Calculation Agents may modify the Indices” in this pricing supplement for further information.

How have the Indices performed historically?

The inception date for the Indices is January 22, 2009 at the market close. The Indices were not in existence prior to that date. The first graph below shows the closing level of each Index since the base date, December 20, 2005 through June 10, 2020. The historical performance is presented from January 22, 2009 through June 10, 2020. The closing levels from the base date of December 20, 2005 through January 22, 2009 represents hypothetical values determined by S&P, as the Index Sponsor, as if the relevant Index had been established on December 20, 2005, each with a base value of 100,000 on such date and calculated according to the methodology described below since that date. The closing levels from January 22, 2009 through June 10, 2020 represent the actual closing levels of the Indices as calculated on such dates. The closing levels of the S&P 500 VIX Short-Term Futures™ Index and the S&P 500 VIX Medium-Term Futures™ Index on June 10, 2020 were 45.3339 and 16535.3200, respectively. As of June 10, 2020, the actual annualized index return since the Inception Date for the S&P 500 VIX Short-Term Futures™ Index ER and the S&P 500 VIX Mid-Term Futures™ Index ER was –46.21% and –20.53%, respectively. We obtained the levels below from Bloomberg, without independent verification. We have derived all information regarding each of the Indices contained in this pricing supplement, including, without limitation, their make-up, method of calculation and changes to their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by the Index Sponsor. The hypothetical and historical Index performance should not be taken as an indication of future performance, and no assurance can be given as to the level of either Index on any given date. See “The Indices” in this pricing supplement for more information on the Indices.

The following graphs show the closing level of each Index, respectively from January 2, 2017 through June 10, 2020.

How have the ETNs performed historically?

The actual annualized ETN return since the Inception Date (based on the Closing Indicative Value for such ETNs) was:

•	for the Inverse ETNs, 10.36%;

•	for the Long Term ETNs, −46.33%; and

•	for the 2x Long ETNs, –82.91%.

The foregoing ETN returns should not be taken as an indication of future returns, and no assurance can be given as to such returns on any given date.

Will I receive interest on the ETNs?

You will not receive any interest payments on your ETNs. The ETNs are not designed for investors who are looking for periodic cash payments. Instead, the ETNs are designed for investors who are willing to forgo cash payments and, if the applicable underlying Index declines or does not increase enough (or increases or does not decline enough in the case of the Inverse ETNs) to offset the effect of the Daily Investor Fee as described below, are willing to lose some or all of the their principal.

How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on December 4, 2030 (the “Maturity Date”).

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive a cash payment per ETN equal to the applicable Closing Indicative Value on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The “Closing Indicative Value” on the Inception Date was $100 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date for each ETN will be equal to (1)(a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETNs on such calendar day minus (2) the Daily Investor Fee for such ETNs on such calendar day. The Closing Indicative Value for each ETN is calculated based on the settlement prices of VIX futures contracts, which are typically determined at 4:15 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors ––The actual trading prices of the ETNs at any time may vary significantly from their Intraday Indicative Values at such time. The trading prices of the ETNs at any time are the prices that you may be able to sell your ETNs in the secondary market at such time, if one exists.”

For information on the prior splits and reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. If the ETNs undergo any subsequent splits or reverse splits, the Closing Indicative Value will be adjusted accordingly (see “Description of ETNs—Split or Reverse Split of the ETNs” herein). JHI or its agent is responsible for computing and disseminating the Closing Indicative Value.

For each ETN, the “Daily ETN Performance” on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the applicable Daily Index Performance on such Index Business Day times (b) the Leverage Amount. The Daily ETN Performance is deemed to be one on any day that is not an Index Business Day.

An “Index Business Day,” with respect to the applicable underlying Index, is a day on which (i) trading is generally conducted on the CBOE, (ii) the applicable underlying Index is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI, as one of the Calculation Agents.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for the ETNs on any Index Business Day will equal:

Where Tbillst-1 is the three-month U.S. treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days which have elapsed since the prior Index Business Day. The Daily Accrual is deemed to be zero on any day which is not an Index Business Day.

The “Daily Index Performance” on any Index Business Day will equal (1)(a) the closing level of the applicable underlying Index for such ETNs on such Index Business Day divided by (b) the closing level of such underlying Index for such ETNs on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs and continues on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day based on their assessment of the level of the applicable underlying

Index that would have prevailed on such Index Business Day were it not for such Market Disruption Event. The Daily Index Performance is deemed to be zero on any day that is not an Index Business Day.

The “Leverage Amount” for the ETNs is as follows:

Inverse ETNs:	-1, on a daily basis
Long ETNs:	1
2x Long ETNs:	2, on a daily basis

For each ETN, on any calendar day (the “calculation day”), the “Daily Investor Fee” will be equal to the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (2) the Daily ETN Performance for such ETNs on the calculation day times (3)(a) the Daily Investor Fee Factor for such ETNs divided by (b) 365.

The “Daily Investor Fee Factor” will be equal to (i) 0.0070 for the Long ETNs, (ii) 0.0135 for the Inverse ETNs and (iii) 0.0165 for the 2x Long ETNs.

The Daily Investor Fee reduces the daily return of each ETN. If the level of the applicable underlying Index decreases or does not increase sufficiently in the case of the Long or 2x Long ETNs or if it increases or does not decrease sufficiently in the case of the Inverse ETNs (in each case in addition to Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than the amount of your investment at maturity, upon early redemption or upon acceleration of the ETNs. See “Risk Factors—Even if the closing level of the Index on the applicable Valuation Date exceeds (or is less than in the case of the Inverse ETNs) the initial closing level of the Index on the date of your investment, you may receive less than the amount of your investment in the ETNs” and “Hypothetical Examples” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The closing level of the applicable underlying Index on any Index Business Day will be the closing level reported by the Index Sponsor on the applicable Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, provided that in the event a Market Disruption Event is continuing on an Index Business Day, the Calculation Agents will determine the closing level of the applicable underlying Index for such Index Business Day according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Index	Bloomberg Page Ticker
S&P 500 VIX Short-Term Futures™ Index ER	SPVXSP
S&P 500 VIX Mid-Term Futures™ Index ER	SPVXMP

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until November 28, 2030. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.”  Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Redemption Procedures” in this pricing supplement.

You must offer for redemption at least the following amounts of ETNs, or integral multiples in excess thereof: with respect to the Inverse ETNs, 25,000 ETNs; with respect to the Long ETNs, 100 ETNs; and with respect to the 2x Long ETNs, 1 ETN, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant ETN at the time the reduction becomes effective.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs and is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Specific Terms of the ETNs—Market Disruption Events.”

The “Early Redemption Charge” is equal to 0.05% times the applicable Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B) (1) the applicable Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.

Payment Upon Acceleration

We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any ETNs, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all such outstanding ETNs (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment in an amount (the “Accelerated Redemption Amount”) equal to the Closing Indicative Value of such ETNs on the Accelerated Valuation Date. In the case of an Optional Acceleration, the “Accelerated Valuation Date” shall be an Index Business Day specified in our notice of Optional Acceleration, which Index Business Day shall be at least five Business Days after the date on which we give you notice of such Optional Acceleration.  In the case of an Event Acceleration, the Accelerated Valuation Date shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day, the next following Index Business Day).  The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (such third Business Day, the “Acceleration Date”). The Acceleration Date will be postponed if a Market Disruption Event occurs and is continuing on the Accelerated Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events.”

We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity, on redemption or upon acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The Initial Indicative Value was determined on the Inception Date. The Initial Indicative Value, Intraday Indicative Value and Closing Indicative Value are not the same as the trading price, which is the price at which you may be able to sell your ETNs in the secondary market, the Early Redemption Amount, which is the amount that you will receive from us in the event that you choose to have your ETNs redeemed by us, or the Accelerated Redemption Amount, which is the amount you will receive from us in the event of an Optional Acceleration or an Event Acceleration. The Intraday Indicative Value and Closing Indicative Value for each ETN will be published on each Index Business Day under the applicable Indicative Value ticker for such ETN, as set forth on the cover of this pricing supplement. The trading price of each ETN will be published on each Index Business Day under the applicable exchange ticker for such ETN, as set forth on the cover of this pricing supplement, and reflects the last reported trading price for such ETN, regardless of the date and time of such trading price.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of-day economic value for such ETNs. The Closing Indicative Value for the ETNs on the Inception Date was $100. For each ETN, the Closing Indicative Value on any given calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETNs on such calendar day minus (2) the Daily Investor Fee for such ETNs on such calendar day. The Closing Indicative Value for each ETN is calculated based on the settlement prices of VIX futures contracts, which are typically determined at 4:15 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?— Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The “Intraday Indicative Value” for the ETNs is designed to reflect the economic value of such ETNs at a given time. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the closing level of the applicable underlying Index, the calculation is based on the most recent intraday level of such Index at the particular time. Typically, the Intraday Indicative Value of the ETNs will be calculated every 15 seconds on each Index Business Day from approximately 9:30 a.m. to approximately 4:15 p.m., New York City time, and will be disseminated over the consolidated tape, or other major market data vendor under the applicable Indicative Value ticker for such ETNs, as set forth on the cover of this pricing supplement. No Intraday Indicative Value will be calculated at any time at which a Market Disruption Event with respect to an ETN has occurred or is continuing. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value on that day, and all future days, will be zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value of such ETNs at such time” and “—Suspension or disruptions of market trading in futures contracts or the Index may adversely affect the value of your ETNs.”

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. JHI or its agent is responsible for computing and disseminating the Intraday Indicative Value.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time.

The trading price of any ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists. The trading price of each ETN in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of such ETNs at such time because the market value reflects investor supply and demand for the ETNs. Furthermore, any premium in the trading price of the ETNs over the Intraday Indicative Value may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time), in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value on the Accelerated Valuation Date. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Indicative Value.

See “Risk Factors—The Intraday Indicative Value and the Closing Indicative Value, the Early Redemption Amount and the Accelerated Redemption Amount are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. The Early Redemption Amount, if applicable, will equal to the greater of (A) zero and (B) (1) the Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge, which is equal to 0.05% times the Closing Indicative Value on the Early Redemption Valuation Date, and will be calculated by the Calculation Agents.

See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?— Payment Upon Early Redemption” in this pricing supplement.

Accelerated Redemption Amount

We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date. In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any ETN, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all such outstanding ETNs. In either case, upon acceleration you will receive the Accelerated Redemption Amount. The Accelerated Redemption Amount will be equal to the Closing Indicative Value of such ETNs on the Accelerated Valuation Date.

See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?— Payment Upon Early Redemption” in this pricing supplement.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive a cash payment per ETN equal to the applicable Closing Indicative Value on the Final Valuation Date, as calculated by the Calculation Agents. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

See “How will payment at maturity, upon redemption or upon acceleration be determined for the ETNs?— Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

We have listed the ETNs on The Nasdaq Stock Market under the exchange ticker symbols as set forth on the cover of this pricing supplement. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on The Nasdaq Stock Market or any other exchange or quotation system.

How do you offer your ETNs for redemption by Credit Suisse?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form as Annex A (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•	Cause your DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If the Redemption Agent does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.

Because the Early Redemption Amount you will receive for the ETNs to be redeemed will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day you offer your ETNs for redemption, you will not know the applicable Early Redemption Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Uncertain Repayment of Investment—The ETNs are designed for investors who seek long, leveraged long or inverse exposure to the applicable underlying Index. The ETNs do not guarantee any return of your investment at maturity. Investors will receive a cash payment at maturity, upon early redemption or upon acceleration by us that will be linked to the performance of the applicable underlying Index, plus a Daily Accrual and less a Daily Investor Fee. If the applicable underlying Index declines or increases, as applicable, investors should be willing to lose up to 100% of their investment, even within a single day. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. As explained in “Risk Factors” in this pricing supplement, because of the way in which the underlying Indices are calculated, the amount payable at maturity or upon redemption or acceleration is likely to be less than the amount of your investment in the ETNs, and you are likely to lose part or all of your investment. In almost any potential scenario the Closing Indicative Value (as defined below) of your ETNs is likely to be close to zero after 20 years and we do not intend or expect that any investor to hold the ETNs from inception to maturity.

•	The Calculation Hours of the Indicative Value Do Not Correspond to the Trading Hours of the ETNs—The Indicative Value of an ETN may not correspond to its trading price due to differences in timing. The ETNs trade on The Nasdaq Stock Market from approximately 9:30 a.m. to 4:00 p.m., New York City time. The ETNs may also trade during after-hours trading. The Intraday Indicative Value of each of the ETNs, however, will typically be calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. Consequently, during the time when The Nasdaq Stock Market is closed, but before the Closing Indicative Value is calculated based on the VIX futures contracts’ settlement prices of 4:15 p.m., there could be market developments or other events that cause or exacerbate the difference between the price of an ETN, the Closing Indicative Value of such ETN and/or the futures contracts included in the applicable Index. It is possible that the Indicative Value of the ETNs could undergo a rapid and substantial decline during this time outside of ordinary market trading hours. If the Intraday Indicative Value is equal to or less than zero at any time, including outside of ordinary trading hours for the ETNs, or the Closing Indicative Value is equal to zero on any Index Business Day on which a Market Disruption Event has not occurred nor is continuing, the Closing Indicative Value on that day, and all future days, will be zero, and you will lose your entire investment in the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

•	Credit Risk of the Issuer—Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.

•	Market and Volatility Risk—The return on the ETNs is linked to the performance of an applicable underlying Index which, in turn is linked to the performance of one or more VIX futures contracts. The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index may change unpredictably, affecting the value of VIX futures contracts and, consequently, the level of each Index and the value of your ETNs in unforeseeable ways.

•	No Interest Payments—You will not receive any periodic interest payments on the ETNs.

•	Long Holding Period Risk—The ETNs are intended to be daily trading tools for traders and similarly sophisticated investors and are designed to reflect a long, leveraged long or inverse exposure, as applicable, to the performance of the applicable underlying Index on a daily basis. The returns of the Leveraged Long ETNs and Inverse ETNs over different periods of time can, and most likely will, differ significantly from the return on a direct, non-resetting leveraged long or inverse, as applicable, investment in the applicable underlying Index. The ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively impacted in complex ways by volatility of the applicable underlying Index on a daily or intraday basis. Investors should actively and frequently monitor their investments in the ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. If you hold the ETNs for more than one day, it is possible that you will suffer significant losses in the ETNs even if the performance of the Index (as defined below) over the time you hold the ETNs is positive, in the case of the 2x Long ETNs, or negative, in the case of the Inverse ETNs. You could lose your entire investment within a single day.

•	Uncertain Trading Market for the ETNs—Although we have listed the ETNs on The Nasdaq Stock Market, a trading market for your ETNs may not continue for the term of the ETNs. We are not required to maintain any listing of the ETNs on The Nasdaq Stock Market or any other exchange or quotation system.

•	Requirements on Redemption by Credit Suisse—You must offer at least the applicable Minimum Redemption Amount to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered.

•	Your Offer for Redemption Is Irrevocable—You will not be able to rescind your offer for redemption after it is received by the Redemption Agent, so you will be exposed to market risk in the event market conditions change after the Redemption Agent receives your offer. Upon exercise of your right to require Credit Suisse to redeem your ETNs you will incur an Early Redemption Charge of 0.05% per ETN which will reduce the Early Redemption Amount.

•	Uncertain Tax Treatment— No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid forward contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

•	Acceleration Feature—Your ETNs may be accelerated by us at any time on or after the Inception Date or accelerated by us at any time if an Acceleration Event occurs. Upon any such acceleration you may receive less, and possibly significantly less, than your original investment in the ETNs.

Is this the right investment for you?

The ETNs may be a suitable investment for you if:

•	You seek exposure to fluctuations in volatility in general and the performance of the applicable underlying Index in particular.

•	You are willing to accept the risk of fluctuations in volatility in general and in the level of the applicable underlying Index in particular.

•	You are a sophisticated investor seeking to manage daily trading risk using a short-term investment, and you understand that the ETNs are designed to achieve their stated investment objectives on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objectives.

•	You are willing to actively and frequently monitor your investment in the ETNs on a daily or intraday basis.

•	You understand and accept the risks associated with an investment in an ETN whose trading hours do not correspond with the calculation hours of its Indicative Value.

•	You believe the level of the applicable underlying Index will increase (if you invest in the Long ETNs or 2x Long ETNs) or decline (if you invest in the Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and if applicable, the Early Redemption Charge and creation fee) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You do not seek current income from this investment.

•	You do not seek a certain return of your investment.

•	You understand that the Daily Investor Fee and the Early Redemption Charge and the creation fee will reduce your return (or increase your loss, as applicable) on your investment.

The ETNs are not a suitable investment for you if:

•	You do not seek exposure to fluctuations in volatility in general and in the performance of the applicable underlying Index in particular.

•	You seek a guaranteed return of your investment.

•	You seek an investment with a longer investment objective than one day.

•	You are unwilling to actively and frequently monitor your investment in the ETNs.

•	You seek an investment in an ETN whose trading hours correspond with the calculation hours of its Indicative Value.

•	You believe the level of the applicable underlying Index will decrease (if you invest in the Long ETNs or 2x Long ETNs) or increase (if you invest in the Inverse ETNs) or will not increase (if you invest in the Long ETNs or 2x Long ETNs) or decrease (if you invest in the Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You are not a sophisticated investor or you seek an investment for purposes other than expressing short-term market views or managing daily trading risks.

•	You do not want to pay the Daily Investor Fee, the Early Redemption Charge or the creation fee, which are charged on the ETNs and that will reduce your return (or increase your loss, as applicable) on your investment.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”), has participated in the distribution of the ETNs from the initial settlement date to the date of this pricing supplement, and will likely participate in any future distribution of the ETNs. For any ETNS we issue on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the Closing Indicative Value of such ETNs on the date on which we price such ETNs; provided, however, that CSSU may from time to time increase or decrease the creation fee. CSSU may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States Federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. After the initial offering, CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of such ETNs, and may engage in other activities described in the sections “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

CSI will also act as one of the Calculation Agents for the ETNs. As Calculation Agents, CSI and JHI will make determinations with respect to the ETNs. The determinations may be adverse to you. You should refer to “Risk Factors—There Are Potential Conflicts of Interest Between You and the Calculation Agents” in this pricing supplement for more information.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of equity securities underlying the S&P 500® Index, trading in instruments, such as options, swaps or futures, related to the VIX Index (including the VIX futures contracts, which are used to calculate the Indices), the S&P 500® Index (including the put and call options used to calculate the level of the VIX Index) and the equity securities underlying the S&P 500® Index and/or issuing or trading certain exchange traded notes issued by Credit Suisse. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. Any of these activities could affect the level of the Index and, accordingly, the value of the ETNs. Moreover, this hedging activity may result in our, our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact, in securities or financial instruments related to the ETNs and the applicable underlying Index may impair the market value of the ETNs” and “Risk Factors—There may be conflicts of interest between you, us, the Redemption Agent, and the Calculation Agents” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Can you tell me more about how the mismatch between the observation time of the Indicative Values and closing trading time of the ETNs can affect my investment?

The Indicative Value of an ETN may not correspond to its trading price due to differences in timing. The ETNs trade on The Nasdaq Stock Market from approximately 9:30 a.m. to 4:00 p.m., New York City time. The ETNs may also trade during after-hours trading. The Intraday Indicative Value of each of the ETNs, however, will typically be calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. Consequently, during the time when The Nasdaq Stock Market is closed, but before the Closing Indicative Value is calculated based on the VIX futures contracts’ settlement prices of 4:15 p.m., there could be market developments or other events that cause or exacerbate the difference between the price of an ETN, the Closing Indicative Value of such ETN and/or the value of the futures contracts included in the applicable Index. It is possible that the Indicative Value of the ETNs could undergo a rapid and substantial decline during this time outside of ordinary market trading hours. If the Intraday Indicative Value is equal to or less than zero at any time, including outside of ordinary trading hours for the ETNs, or the Closing Indicative Value is equal to zero on any Index Business Day on which a Market Disruption Event has not occurred nor is continuing, the Closing Indicative Value on that day, and all future days, will be zero, and you will lose your entire investment in the ETNs.

Does ERISA Impose Any Limitations on Purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as either (A)(1) no CSSU affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the ETNs or renders investment advice with respect to those assets, and (2) in connection with the purchase of the ETNs, such plan or retirement account is paying no more, and receiving no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code (as defined below)) or (B) its acquisition and holding of the ETNs is not prohibited under ERISA or the Code or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “ERISA Considerations” in this pricing supplement for further information.

Risk Factors

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the performance of the applicable underlying Index. Investing in the ETNs is not equivalent to investing directly in the Index itself. See “The Indices” below for more information.

An investment in the ETNs is significantly riskier than an investment in conventional debt securities. This section describes the most significant risks relating to an investment in the ETNs. You should read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

The ETNs do not pay interest or guarantee any return of your investment and you may lose all or a significant part of your investment in the ETNs

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs neither pay interest nor guarantee payment of the applicable stated principal amount per ETN at maturity or upon early redemption or acceleration, and you may incur a loss of your investment. Because the payment due at maturity or upon redemption or acceleration may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Maturity Redemption Amount, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the applicable underlying Index. Because of the manner in which the underlying Indices are calculated and because the ETNs are linked to the daily returns of the applicable underlying Index (including inverse or leveraged long exposure for the Inverse ETNs and 2x Long ETNs, respectively), the applicable Redemption Amount is very likely to be less than the amount of your investment in the ETNs if the level of the applicable underlying Index decreases or does not increase sufficiently (in the case of the Long ETNs or 2x Long ETNs) or increases or does not decrease sufficiently (in the case of the Inverse ETNs). Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

You could lose your entire investment within a single day

Investments linked to equity market volatility, including the ETNs, can be highly volatile and may experience sudden, large and unexpected losses. VIX futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX is not directly investable, and the settlement price of a VIX futures contract is based on the calculation that determines the level of the VIX. As a result, the behavior of a VIX futures contract may be different from traditional futures contracts whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. High volatility may have an adverse impact on the ETNs. You could potentially lose the full value of your investment within a single day.

The ETNs are not suitable for investors with an investment term of more than a single day

The ETNs are not intended to be “buy and hold” investments. The ETNs are designed to achieve their stated investment objective on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objective because the relationship between the level of the Index and the Closing Indicative Value of the ETNs will begin to break down as the length of an investor’s holding period increases. The ETNs are not intermediate- or long-term substitutes for long and/or short positions in the futures contracts underlying the Indices.

Each Index seeks to replicate exposure to one or more maturities of VIX futures contracts, which reflect implied volatility of the S&P 500® Index at various points along the volatility forward curve. The calculation of the level of the VIX Index is based on prices of put and call options on the S&P 500® Index. VIX futures contracts allow investors the ability to invest in forward volatility based on their view of the future direction of movement of the VIX Index. Each underlying Index is intended to reflect the returns that are potentially available through an unleveraged investment in the VIX futures contract or contracts. The S&P 500 VIX Short-Term Futures™ Index ER targets a constant weighted average futures maturity of one month. The S&P 500 VIX Mid-Term Futures™ Index ER targets a constant weighted average futures maturity of five months. Because of the large and sudden price movement associated with VIX futures contracts, and the daily objective of the ETNs (including inverse or leveraged long exposure), the ETNs are intended specifically for short-term trading. You should monitor the performance of your ETNs on a daily or intraday basis, and any decision to hold the ETNs for more than one day should be made with great care and only as a result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period.

The ETNs do not provide direct exposure to the level of the VIX Index (and, in any event, are subject to fees and other costs). Instead the ETNs track an index of VIX futures contracts, as reflected by their Indicative Value. The impact of rolling futures contracts, compounding of returns (including inverse and leveraged long exposure for the Inverse ETNs and 2x Long ETNs, respectively), and volatility will very likely erode any potential returns of the VIX Index.

Investors should carefully consider whether the ETNs are appropriate for their investment portfolio. As discussed above, because the Leveraged Long ETNs and Inverse ETNs provide leveraged long and inverse exposure, respectively, to changes in the daily closing level of the applicable underlying Index, their performance over days, weeks, months or years can differ significantly from the performance of the applicable underlying Index during the same period of time. Therefore, it is possible that you will suffer significant losses even if the long-term performance of the applicable underlying Index was in the desired direction. For instance, it is possible for the level of the applicable underlying Index to decrease over time while the market value of the Inverse ETNs declines, or for the level of the applicable underlying Index to increase over time while the market value of the 2x Long ETNs declines. You should proceed with extreme caution in considering an investment in the ETNs.

The ETNs seek to provide a leveraged long, long or inverse return, as applicable, based on the daily performance of the applicable underlying Index (as adjusted for costs and fees). The 2x Long ETNs and the Inverse ETNs do not attempt to, and should not be expected to, provide returns that reflect leveraged long or inverse exposure, respectively, on the return of the applicable underlying Index for periods longer than a single day. The ETNs rebalance their theoretical exposure on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.

The daily resetting of the 2x Long ETNs and Inverse ETNs to the Index is likely to cause such ETNs to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the Index. The “decay” effect refers to a likely tendency of these ETNs to lose value over time. As a result of this decay effect, it is nearly certain (absent reverse splits) that their value will have declined to near zero by the Maturity Date, and likely significantly sooner. For an illustration of how the decay effect works, please refer to “Hypothetical Examples” in this pricing supplement.

Further, over a longer holding period, the applicable underlying Index is more likely to experience a dramatic price movement that may result in the Intraday Indicative Value becoming equal to or less than twenty percent (20%) of the prior day’s Closing Indicative Value. Upon such an event, your ETNs may be accelerated and you will likely lose all or a substantial portion of your investment.

The ETNs are not suitable for investors who plan to hold them for a period of more than one day, as any holding period of greater than one day is very likely to sustain significant losses, even if the Index appreciates (in the case of the 2x Long ETNs) or depreciates (in the case of the Inverse ETNs) over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on ETN performance even over a period as short as two days. See “Hypothetical Examples” for hypothetical illustrations of the decay effect on the ETNs. The long-term expected value of your ETNs is zero. If you hold your ETNs as a long-term investment, you may lose all or a substantial portion of your investment.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the applicable underlying Index, the payment of any amount due on the ETNs, including any payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

The ETNs are not a suitable investment for you

The ETNs are not a suitable investment for you if:

•	You do not seek exposure to fluctuations in volatility in general and in the performance of the applicable underlying Index in particular.

•	You seek a guaranteed return of your investment.

•	You seek an investment with a longer investment objective than one day.

•	You are unwilling to actively and frequently monitor your investment in the ETNs.

•	You seek an investment in an ETN whose trading hours correspond with the calculation hours of its Indicative Value.

•	You believe the level of the applicable underlying Index will decrease (if you invest in the Long ETNs or 2x Long ETNs) or increase (if you invest in the Inverse ETNs) or will not increase (if you invest in the Long ETNs or 2x Long ETNs) or decrease (if you invest in the Inverse ETNs) by an amount, and at a time or times, sufficient to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You are not a sophisticated investor or you seek an investment for purposes other than expressing short-term market views or managing daily trading risks.

•	You do not want to pay the Daily Investor Fee, the Early Redemption Charge or the creation fee, which are charged on the ETNs and that will reduce your return (or increase your loss, as applicable) on your investment.

The ETNs are not linked to the VIX Index

The ETNs are linked to the daily performance of the applicable underlying Index, as reflected by their Indicative Value, and the applicable underlying index in turn is linked to prices of VIX futures contracts. The applicable underlying Index takes notional long positions in VIX futures contracts. The Index and these futures do not track the performance of the VIX Index. Your ETNs may not benefit from increases (or in the case of the Inverse ETNs, decreases) in the level of the VIX Index because such increases (or in the case of the Inverse ETNs, decreases) will not necessarily cause the level of the relevant VIX futures contracts to increase (or in the case of the Inverse ETNs, decrease). Additionally, the rolling of the futures contracts reflected in the applicable underlying

Index may decrease your returns. A hypothetical investment that was linked directly to the performance of the VIX Index could generate a higher return than your ETNs.

Your ETNs are not linked to the options used to calculate the VIX Index, to the actual volatility of the S&P 500® Index or to the equity securities included in the S&P 500® Index

The VIX Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The actual volatility of the S&P 500® Index may differ significantly from the level predicted by the VIX Index. The Closing Indicative Value and the Intraday Indicative Value of the ETNs are based on the value of the applicable underlying Index, which is based on the relevant VIX futures contracts. Your ETNs are not linked to the realized volatility of the S&P 500® Index and will not reflect the return you would realize if you owned, or held a short position in, the equity securities underlying the S&P 500® Index or if you traded the put and call options used to calculate the level of the VIX Index.

The VIX Index is a theoretical calculation and is not a tradable index

The VIX Index is a theoretical calculation and cannot be traded on a spot price basis. The settlement price at maturity of the VIX futures contracts contained in the Indices is based on this theoretically derived calculation. As a result the behavior of the futures contracts may be different from futures contracts whose settlement price is based on a tradable asset.

The VIX Index has historically reverted to a long-term mean level and any increase in the spot level of the VIX Index may be constrained

In the past, the level of the VIX Index has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that spot level of the VIX Index will continue to do so in the future, especially when the economic uncertainty recedes. If this happens, the value of VIX futures contracts is likely to decrease, reflecting the market expectation of reduced volatility in the future, and the potential upside of your investment in your ETNs may correspondingly be limited as a result.

The Daily Accrual is based on the three-month U.S. Treasury rate and therefore the value of the ETNs may be adversely impacted by decreases in this rate

The Daily Accrual is an amount that accrues at the three-month U.S. Treasury rate on each Index Business Day’s Closing Indicative Value. This rate fluctuates and, accordingly, the lower this rate is, the lower the Daily Accrual on the ETNs will be.

A “contango” VIX futures contracts market will have an adverse effect on the Indicative Value of the Long ETNs and 2x Long ETNs and a “backwardated” VIX futures contracts market will have an adverse effect on the Indicative Value of the Inverse ETNs

The Indices’ continuous roll VIX futures contracts

Each of the Indices provides returns from a hypothetical long position in VIX futures contracts that is “rolled” continuously throughout the period between futures expiration dates. The Index underlying both the Long ETNs and the 2x Long ETNs provides returns from a rolling long position in the first and second month VIX futures contracts, and rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. The Index underlying the Inverse ETNs provides returns from a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts, and rolls continuously throughout each month from the fourth month contract into the seventh month contract, while maintaining positions in the fifth month and sixth month contracts. The roll for each VIX futures contract has the effect of keeping constant the weighted average maturity of the relevant VIX futures contracts in the Indices. The constant weighted average maturity for the VIX futures contracts in the Index underlying both the Long ETNs and the 2x Long ETNs is one month and for the VIX futures contracts in the Index underlying the Inverse ETNs is five months.

A “contango” VIX futures contracts market

A market where the price of the VIX futures contracts having later expirations is greater than the price of VIX futures contracts having earlier expirations is referred to as a “contango” market. The “rolling” feature of the Indices in a contango market creates a significant negative effect on the level of the applicable underlying Index—

which we refer to as a “negative roll yield”—that is independent of the performance of the VIX Index. The negative roll yield arises because each Index’s rolling process is continuously notionally “selling” less expensive VIX futures contracts having earlier expirations and continuously notionally “buying” more expensive VIX futures contracts having later expirations.

This “buy high, sell low” activity resulting from the continuous rolling process in a contango market adversely affects the performance of the Indices, which, in turn, adversely affects the performance of the Long ETNs and 2x Long ETNs and favorably affects the performance of the Inverse ETNs.

A “backwardated” VIX futures contracts market

A market where the price of VIX futures contracts having later expirations is less than the price of VIX futures contracts having earlier expirations is referred to as a “backwardated” market. The “rolling” feature of the Indices in a backwardated market creates a favorable effect on the level of the applicable underlying Index—which we refer to as a “positive roll yield”—that is independent of the performance of the VIX Index. The positive roll yield arises because each Index’s rolling process is continuously notionally “selling” more expensive VIX futures contracts having earlier expirations and continuously notionally “buying” less expensive VIX futures contracts having later expirations.

This “buy low, sell high” activity resulting from the continuous rolling process in a backwardated market favorably affects the performance of the Indices which, in turn, adversely affects the performance of the Inverse ETNs and favorably affects the performance of the Long ETNs and the 2x Long ETNs.

Daily rebalancing of the Indices may impact trading in the underlying futures contracts

The daily rebalancing of the futures contracts underlying the Indices may cause the Issuer, our affiliates, or third parties with whom we transact to adjust their hedges accordingly. The trading activity associated with these hedging transactions will contribute to the trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts and in turn the level of the applicable underlying Index.

If the Closing Indicative Value for an ETN increases above its denomination and stated principal amount, at any time, any subsequent adverse daily performance of the applicable underlying Index will result in a larger decrease in the level of such Closing Indicative Value than if the current respective Closing Indicative Value had remained constant at its denomination and stated principal amount

If the current Closing Indicative Value for an ETN increases above its denomination and stated principal amount, the amount of decrease of such Closing Indicative Value resulting from a subsequent adverse daily performance of the applicable underlying Index will increase correspondingly. This is because the applicable Daily Index Performance will be applied to a Closing Indicative Value larger than its denomination and stated principal amount. As such, the amount of decrease from any adverse daily performance of the applicable underlying Index will be more than if the Closing Indicative Value were maintained constant at its denomination and stated principal amount. This means that if the Closing Indicative Value increases above its denomination and stated principal amount, it will take a smaller adverse daily performance to decrease the Closing Indicative Value (and subsequently the value of your investment) back to the amount of the Initial Indicative Value than would have been the case if the Closing Indicative Value were maintained at its denomination and stated principal amount. Further, if you invest in the Inverse ETNs or 2x Long ETNs, you could lose more than 1% or 2%, respectively, of your investment for each 1% of adverse daily performance of the applicable underlying Index.

If the Closing Indicative Value for an ETN decreases below its denomination and stated principal amount, at any time, any subsequent beneficial daily performance of the applicable underlying Index will result in a smaller increase in the level of such Closing Indicative Value than if the current respective Closing Indicative Value had remained constant at its denomination and stated principal amount

If the current Closing Indicative Value for an ETN decreases below its denomination and stated principal amount, the amount of increase of such Closing Indicative Value resulting from a subsequent beneficial daily performance of the applicable underlying Index will decrease correspondingly. This is because the applicable Daily Index Performance will be applied to a smaller Closing Indicative Value than its denomination and stated principal amount. As such, the amount of increase from any beneficial daily performance of the applicable underlying Index will be less than if the Closing Indicative Value were maintained constant at its denomination and stated principal amount. This means that if the Closing Indicative Value decreases below its denomination and stated principal amount, it will take larger beneficial daily performances to restore the Closing Indicative Value (and subsequently the value of your investment) back to the amount the Initial Indicative Value than would have been the case if the Closing Indicative Value were maintained at its denomination and stated principal amount. Further, if you invest in the Inverse ETNs or 2x Long ETNs, you could gain less than 1% or 2%, respectively, of your investment for each 1% of beneficial daily performance of the applicable underlying Index.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day on which a Market Disruption Event has not occurred nor is continuing, the Closing Indicative Value on that day, and all future days, will be zero. The Intraday Indicative Value can equal or be less than zero at any time if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the previous closing level of the applicable underlying Index, in the case of the 2x Long ETNs, or increased by approximately 100% (or possibly less) from the previous closing level of the applicable underlying Index, in the case of the Inverse ETNs. Under these circumstances, you will lose all of your investment in the ETNs.

Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment.

It is possible that your ETNs may be accelerated due to a fall in the Intraday Indicative Value to 20% or less than the prior day’s Closing Indicative Value and your investment will be lost before the scheduled maturity of the ETNs

Because the Intraday Indicative Value is calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time, on each Index Business Day, adverse daily performances of the applicable underlying Index on an Index Business Day will be reflected in the current Closing Indicative Value rather than only upon redemption, acceleration or at maturity. If there is a severe adverse daily performance for the applicable underlying Index during the term of the ETNs, including outside of exchange trading hours for the ETNs, the Intraday Indicative Value on any Index Business Day could be reduced to 20% or less of the prior day’s Closing Indicative Value. If this occurs, we may choose to exercise our right to effect an Event Acceleration of the ETNs for an amount equal to the Closing Indicative Value on the Accelerated Valuation Date and you may lose your entire investment if the Closing Indicative Value on such day is zero.

Your ETNs may be accelerated at any time on or after the Inception Date or if an Acceleration Event has occurred and we choose to exercise our right to effect an Event Acceleration

We have the right to accelerate any ETN on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”) and pay you an amount equal to the Closing Indicative Value of such ETNs on the applicable Accelerated Valuation Date. In addition, if an Acceleration Event occurred at any time with respect to any ETN in our or the Calculation Agents’ determination, we may choose to accelerate all such outstanding ETNs (or we are obligated to accelerate all such outstanding ETNs in the event that JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances) (an “Event Acceleration”). As discussed in the section “Specific Terms of the ETNs — Acceleration at Our Option or Upon an Acceleration Event” the type of events that may trigger this Event Acceleration are (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal to hold, acquire or dispose of the applicable underlying futures (including but not limited to exchange imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these party’s ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agents; (b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal to hold, acquire or dispose of the applicable underlying futures (including but not limited to exchange imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the Issuer’s, our affiliates’, third parties with whom we transact or similarly situated third party’s ability to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agents; (c) any event, as determined by us or CSI, as one of the Calculation Agents that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; (d) if, at any point, the Intraday Indicative Value is equal to or less than twenty percent (20%) of the prior day’s Closing Indicative Value; (e) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable; (f) if any of the Initial Calculation Agents ceases to be a Calculation Agent hereunder; or (g) JHD exercises their right to cause an early acceleration due to the termination of our agreement with them under certain circumstances. If we accelerate the ETNs, you will only receive the Closing Indicative Value and will not receive any other compensation or amount for the loss of the investment opportunity of holding the ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

Furthermore, if we choose to exercise our right to effect an Optional Acceleration or an Event Acceleration and the ETNs are accelerated, you will lose the opportunity to continue to hold your ETNs and participate in any future increases or decreases in the Index, as applicable, and you may be unable to invest in other securities with a risk/return profile similar to that of the ETNs.

The Calculation Agents may modify the applicable underlying Index

The Calculation Agents may modify the applicable underlying Index or adjust the method of its calculation if they determine that the publication of the applicable underlying Index is discontinued and there is no Successor Index. In that case, the Calculation Agents will determine the applicable level of the applicable underlying Index as the case may be, and thus the applicable Redemption Amount, using a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the applicable underlying Index.

If the Calculation Agents determine that the applicable underlying Index, the underlying VIX futures contracts included in the applicable underlying Index or the method of calculating the applicable underlying Index is changed at any time in any respect — including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the underlying futures or its issuer, or is due to any other reason and is not otherwise reflected in the level of the applicable underlying Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the applicable underlying Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the applicable underlying Index used to determine the applicable Redemption Amount is equitable. The Calculation Agents may make any such modification or adjustment even if the Index Sponsor continues to publish the applicable underlying Index without a similar modification or adjustment.

Any modification to the applicable underlying Index or adjustment to its method of calculation will affect the amount you will receive upon redemption, upon acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

Even if the closing level of the Index on the applicable Valuation Date exceeds (or is less than, in the case of the Inverse ETNs) the initial closing level of the applicable underlying Index on the date of your investment, you may receive less than amount of your investment in the ETNs

Because the Daily Investor Fee (and if applicable, the Early Redemption Charge and the creation fee) reduces the return you may receive on your ETNs, the level of the applicable underlying Index must increase significantly (in the case of the Long ETNs or 2x Long ETNs, or decrease significantly, in the case of the Inverse ETNs) in order for you to receive at least the amount of your investment upon redemption, acceleration or maturity of your ETNs. If the level of the applicable underlying Index decreases or does not increase sufficiently, in the case of the Long ETNs or 2x Long ETNs, or increases or does not decrease sufficiently in the case of the Inverse ETNs, to offset the effect of the Daily Investor Fee over the time you hold the ETNs (and if applicable, the Early Redemption Charge), you will receive less than the investment amount of your ETNs upon redemption, acceleration or maturity of your ETNs. For more information on how the Daily Investor Fee affects the value of the ETNs, see “Hypothetical Examples.”

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least the following amounts of ETNs: with respect to the Inverse ETNs, 25,000 ETNs; with respect to the Long ETNs, 100 ETNs; and with respect to the 2x Long ETNs, 1 ETN; in each case, the Minimum Redemption Amount, at one time and you must cause your broker to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer for early redemption, settlement of any early redemption by us will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after the Redemption Agent receives your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

An investment in the ETNs will be subject to costs, fees and other charges

An investment in the ETNs will be subject to a Daily Investor Fee, an Early Redemption Charge and a creation fee. The Daily Investor Fee for each of the ETNs will be calculated as set forth under “Key Terms — Daily Investor Fee” on the cover of this pricing supplement. The Daily Investor Fee will continue to accrue on the Closing Indicative Value on any Index Business Day following our notice of Optional Acceleration and before the Accelerated Valuation Date. The Daily Investor Fee reduces the daily return of each ETN.

An Early Redemption Charge of 0.05% per ETN will be charged upon an early redemption. We will charge a fee of 0.05% times the Closing Indicative Value per ETN upon an early redemption. The imposition of the fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election and your return will be reduced as a result.

At any time we price the sale of the ETNs after the date hereof, we expect to receive proceeds equal to 100% of the Indicative Value of such ETNs at such time, less any commissions paid to CSSU or any other agent. As such, commissions may apply or may be paid on any such sales. For the ETNs we issue to CSSU on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the Closing Indicative Value of such ETNs on the date on which we price such ETNs; provided, however, that CSSU may from time to time increase or decrease the creation fee. When investing in the ETNs, you should consider the impact of each of the Daily Investor Fee, the Early Redemption Charge and the creation fee and the corresponding reduction in your return on each ETN.

In addition, there may be transaction costs associated with the purchase or sale of any ETN in the secondary market and as a result the amount you pay may be greater than the market price at that time of purchase or the amount you receive may be less than the market price at that time of sale.

When selling or purchasing the ETNs, you should consider the impact of these costs, fees and other charges.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Early Redemption Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an irrevocable election to redeem your ETNs. The Early Redemption Amount for your ETNs on the applicable Early Redemption Valuation Date may be substantially less than it would have been on the prior day and may be zero.

You will not benefit from any change in the level of the applicable underlying Index if such change is not reflected in the level of the applicable underlying Index on the applicable Valuation Date

If the applicable underlying Index does not increase (or decrease, in the case of the Inverse ETNs) by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, between the date of your investment and the applicable Valuation Date, we will pay you less than the investment amount of your ETNs upon redemption. This will be true even if the level of the applicable underlying Index as of some date or dates prior to the applicable Valuation Date would have been sufficiently high (or low in the case of the Inverse ETNs) to offset the effect of the Daily Investor Fee and Early Redemption Charge.

The formula for determining the applicable Redemption Amount does not take into account all developments in the applicable underlying Index

Changes in the levels of the applicable underlying Index during the term of the ETNs before the applicable Valuation Date will not necessarily be reflected in the calculation of the applicable Redemption Amount. The Calculation Agents will calculate the applicable Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date. No other levels of the applicable underlying Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. As a result, you may lose a significant part of your investment even if the level of the applicable underlying Index has risen (or declined in the case of the Inverse ETNs) at certain times during the term of the ETNs.

Past performance of the Indices is no guide to future performance, and the Indices and VIX Futures have limited historical information

The actual performance of the applicable underlying Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical values of that Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Indices.

The payment amount, if any, for each of your ETNs is linked to the performance of the applicable underlying Index, each of which was launched in January 2009 with an inception date of January 22, 2009 at the market close and has limited history. Because the Indices have no historical performance information prior to that date, very limited historical index level information is available for you to consider in making an independent investigation of the performance of the Indices, which may make it difficult for you to make an informed decision with respect to an investment in your ETNs. The Index Sponsor has calculated hypothetical historical performance data to illustrate how the Indices may have performed had they been created in the past, but those calculations are subject to many limitations. Unlike actual historical performance, such calculations do not reflect actual trading, liquidity constraints, fees and other costs. In addition, the models used to calculate these hypothetical returns are based on certain data, assumptions and estimates. Different models or models using different data assumptions and estimates might result in materially different hypothetical performance.

In addition, prior to April 2008 not all consecutive first to seventh month VIX futures contracts have been listed and not all futures of relevant maturities have traded consistently during that time. This lack of historical information makes it even more difficult to perform an independent investigation of the likely performance of the index or make an informed decision with respect to an investment in your ETNs.

The ETNs do not give you rights in the underlying futures or the component securities of the S&P 500® Index

As an owner of the ETNs, you will not have rights that investors in the underlying futures may have. Your ETNs will be paid in cash, and you will have no right to receive delivery of any components of the applicable underlying Index. You will have no right to receive delivery of any equity securities comprising the S&P 500® Index, of any dividends or distributions relating to such securities, of payment or delivery of amounts in respect of the options used to calculate the level of the VIX Index or of payment or delivery of amounts in respect of the futures contracts included in the Index underlying your ETNs.

The Calculation Agents will have the authority to make determinations that could affect the market value of your ETNs and the amount of any payment due on the ETNs

The Calculation Agents for your ETNs will have discretion in making various determinations that affect your ETNs, including the Closing Indicative Values, the applicable Redemption Amount, the occurrence and effects of an Acceleration Event and the existence and effects of Market Disruption Events. The exercise of this discretion by the Calculation Agents could adversely affect the value of your ETNs and may present the Calculation Agents with a conflict of interest of the kind described below under “There may be conflicts of interest between you, us, the Redemption Agent, and the Calculation Agents.”

Credit Suisse is subject to Swiss Regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part.

The market price of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the applicable Redemption Amount:

•	the level of the applicable underlying Index at any time,

•	prevailing market prices and forward volatility levels of the U.S. stock markets, the equity securities included in the S&P 500® and the S&P 500®, and prevailing market prices of options on the S&P 500®, the VIX Index, options on the VIX Index, relevant VIX futures contracts, or any other financial instruments related to the S&P 500® and the VIX Index,

•	the level of contango or backwardation in the markets for VIX futures contracts and the roll costs associated with maintaining a rolling position in such futures contracts,

•	the liquidity of any option or futures contracts relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures,

•	economic, financial, regulatory, political, geographical, judicial, military and other events that affect stock markets generally, the applicable underlying Index, or the market price or forward volatility of the equity securities included in the S&P 500® Index, the S&P 500® Index, the VIX Index or the relevant futures contracts included in VIX Index,

•	supply and demand for the ETNs in the secondary market, including but not limited to, our inventory positions or those of any market maker or other person or entity who is trading the ETNs and any decision we make not to issue additional ETNs or to cease or suspend sales of ETNs from inventory, or the subsequent resumption of any such activity (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),

•	interest and yield rates and rate spreads in the markets,

•	the financial condition or credit rating of the U.S. government,

•	the time remaining until your ETNs mature,

•	supply and demand in listed and over-the-counter equity derivatives markets,

•	supply and demand as well as hedging activities in the equity-linked structured products market, and

•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Indices based on the historical performance of the option or futures contracts relating to the Indices, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures included in the applicable Index. The factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

We sold a portion of the ETNs on the Initial Settlement Date, and additional ETNs may be issued and sold from time to time through CSSU, an affiliate of ours. We may sell additional ETNs to investors or to dealers from time to time. We cannot predict how much investor demand there will be for the ETNs. The number of ETNs outstanding could be reduced at any time due to redemptions of the ETNs by Credit Suisse as described in this pricing supplement. In addition, we may hold issued and outstanding ETNs in our inventory, including for the purpose of lending to broker-dealers and other market participants. Furthermore, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to offer your ETNs for early redemption by Credit Suisse prior to maturity, such early redemption is subject to restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to us at one time.

The Nasdaq Stock Market may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the ETNs

Trading in the ETNs may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, a particular ETN may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of those ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the level of the Index declines (in the case of the 2x Long ETNs or Long ETNs) or increases (in the case of the Inverse ETNs) during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the exchange. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Additionally, the ability to short sell ETNs may be restricted when there is a 10% or greater change from the previous day’s official closing price. Exchange rules relating to these matters are subject to change from time to time.

No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the ETNs thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the ETNs will not constitute a direct or indirect investment by you in futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” The issuer of the ETNs, Credit Suisse AG, is not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, Credit Suisse AG will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The effects of any regulatory change on the value of the ETNs are impossible to predict, but could be substantial and adverse to the interests of holders of the ETNs

The markets for futures contracts and options on futures contracts, including VIX futures contracts, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contracts prices which may occur. These limits could adversely affect the market prices of relevant futures contracts. The regulation of commodity transactions in the U.S. and other countries is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the ETNs are impossible to predict, but could be substantial and adverse to the interests of security holders.

For example, on November 5, 2013, the CFTC proposed rules to establish new position limits that would apply to a party’s combined futures contracts, options and swaps position in any one of 28 physical commodities and economically equivalent futures contracts, options and swaps. These limits would, among other things, expand existing position limits applicable to options and futures contracts to apply to swaps and apply them across certain affiliated and controlled entities and accounts. If position limit rules or substantially similar rules are ultimately adopted and implemented by the CFTC, such rules could interfere with our ability to enter into or maintain hedge positions to hedge our obligations under the ETNs.

Such restrictions may have the effect of making the markets for futures contracts and options on futures contracts, including those futures contracts related to natural gas, less liquid and more volatile. We or our affiliates may be unable, as a result of such restrictions, to effect transactions necessary to hedge our obligations under the ETNs, in which case we may, in our sole and absolute discretion, accelerate the payment on the ETNs. If the payment on the ETNs is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment.

Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of the ETNs and the amount payable on your ETNs, if any

Commodity futures contracts, such as the futures contracts included in the Indices, are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act,” provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets. Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses. This requirement has become effective for certain categories of interest rate and credit default swaps. It is anticipated that other products will become subject to the mandatory centralized execution and clearing requirement in the future. In addition, the legislation requires registration of, and imposes regulations on, swap dealers and major swap participants. The enactment of the Dodd-Frank Act could make participation in the markets more burdensome and expensive. This could adversely affect the prices of futures contracts and, in turn, the market value of the ETNs and the amounts payable on the ETNs at maturity or upon early redemption. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap and futures markets, which would further restrict liquidity, increase volatility and adversely affect prices, which could in turn adversely affect the value of the applicable underlying Index.

A decision by an exchange on which the VIX futures contracts included in the Indices are traded to increase margin requirements may affect the level of the applicable Index

If the exchange on which the VIX futures contracts included in the applicable Index are traded increases the amount of collateral required to be posted to hold positions in such VIX futures contracts (i.e., the margin requirement), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the applicable Index to decline significantly.

The Indices may in the future include contracts that are not traded on regulated futures exchanges

The Indices are currently based solely on VIX futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). If these exchange-traded futures cease to exist, any Index may also cease to exist or may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated foreign exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in any of the Indices, may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

There may not be an active trading market for your ETNs

Although we have listed the ETNs on The Nasdaq Stock Market and the ETNs may trade in after-hours trading, there is no assurance that a trading market for the offered ETNs will continue. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or the Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market. Trading the ETNs during after-hours trading may involve trading at a time when there is no recent Indicative Value available, which would impair your ability to accurately assess the intrinsic value of the ETNs relative to the price, if any, available during such after-hours trading, including any premium or discount thereto.

No assurance can be given as to the existence and continuation of a secondary market (including an exchange listing) for the life of the offered ETNs, or the liquidity of any market for the offered ETNs. We are not required to maintain any listing of your ETNs on The Nasdaq Stock Market or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs. The ETNs may cease to be listed on The Nasdaq Stock Market or any other exchange because they cease to meet the listing requirements of the exchange or because we elect in our sole discretion to discontinue the listing of the ETNs on any exchange. We may elect to discontinue the listing of the ETNs at any time and for any reason, including in connection with a decision to discontinue further issuances and sales of the ETNs. If the ETNs cease to be listed on The Nasdaq Stock Market or any other exchange, the liquidity of the ETNs is likely to be significantly adversely affected and the ETNs may trade at a significant discount to their Indicative Value.

The Intraday Indicative Value and the Closing Indicative Value, the Early Redemption Amount and the Accelerated Redemption Amount are not the same as the closing price or any other trading price of the ETNs in the secondary market

The ETNs track the daily performance of the applicable underlying Indices, as reflected by their Intraday Indicative Value and the Closing Indicative Value. The Intraday Indicative Value and the Closing Indicative Value of the ETNs is not the same as the closing price or any other trading price of such ETNs in the secondary market, if one exists. For each ETN, the Intraday Indicative Value and the Closing Indicative Value are designed to approximate the economic value of the ETNs at a given time. The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1)(a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETNs on such calendar day minus (2) the Daily Investor Fee for such ETNs on such calendar day. The Closing Indicative Value for each ETN is calculated based on the settlement prices of VIX futures contracts, which are typically determined at 4:15 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. The Closing Indicative Value for the ETNs will be published on each Index Business Day under the applicable Indicative Value ticker for such ETNs, as set forth on the cover of this pricing supplement. If your ETNs have not been previously redeemed or accelerated, on the Maturity Date you will receive for each of your ETNs a cash payment equal to the applicable Closing Indicative Value on the Final Valuation Date, as calculated by the Calculation Agents. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive an Early Redemption Amount per ETN on the Early Redemption Date equal to the greater of (A) zero and (B) (1) the applicable Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge. If the ETNs are accelerated (including at our option, which we have the discretion to do at any time), you will receive an Accelerated Redemption Amount per ETN on the Acceleration Date equal to the applicable Closing Indicative Value on the Accelerated Valuation Date.

The Intraday Indicative Value of the ETNs will be calculated every 15 seconds on each Index Business Day during the period when a Market Disruption Event has not occurred or is not continuing and disseminated over the Consolidated Tape, or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the underlying Index. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value on that day, and all future days, will be zero.

By contrast, the trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration.

Additionally, the Indicative Value of an ETN may not correspond to its trading price due to differences in timing. The ETNs trade on The Nasdaq Stock Market from approximately 9:30 a.m. to 4:00 p.m., New York City time. The ETNs may also trade during after-hours trading. The Intraday Indicative Value of each of the ETNs, however, will typically be calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. Consequently, during the time when The Nasdaq Stock Market is closed, but before the Closing Indicative Value is calculated based on the VIX futures contracts’ settlement prices of 4:15 p.m., there could be market developments or other events that cause or exacerbate the difference between the price of an ETN, the Closing Indicative Value of such ETN and/or the value of the futures contracts included in the applicable Index. It is possible that the Indicative Value of the ETNs could undergo a rapid and substantial decline during this time outside of ordinary market trading hours. If the Intraday Indicative Value is equal to or less than zero at any time, including outside of ordinary trading hours for the ETNs, or the Closing Indicative Value is equal to zero on any Index Business Day on which a Market Disruption Event has not occurred nor is continuing, the Closing Indicative Value on that day, and all future days, will be zero, and you will lose your entire investment in the ETNs.

We may, without providing you notice or obtaining your consent, create and issue any ETN in addition to those offered by this pricing supplement having the same terms and conditions as such ETN. However, we are under no obligation to sell such additional ETNs at any time, and we may suspend issuance of such new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of such ETNs in the secondary market could be materially and adversely affected, including the creation of a premium or an increase or decline in the existing premium over the Intraday Indicative Value of such ETN. Before trading in the secondary market, you should compare the then-prevailing Intraday Indicative Value with the then-prevailing trading price of such ETN. Any premium may be reduced or eliminated at any time.

The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value

If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the Closing Indicative Value and/or the Intraday Indicative Value In addition, paying a premium purchase price over the Intraday Indicative Value could lead to significant losses if you sell or redeem your ETNs at a time when such premium is no longer present in the market place or if we exercise our right to redeem the ETNs. Furthermore, if you sell your ETNs at a price which reflects a discount below the Closing Indicative Value, you may experience a significant loss.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs) and/or the VIX futures contracts included in the Indices and derivatives related to the ETNs, the VIX futures contracts included in the Index and the Index itself, trading disruptions or limitations to any of the forgoing, or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of timing mismatches that occur as a result of different trading hours between or among the ETNs, the VIX futures contracts included in the Indices, halts in trading of such futures contracts, the equity securities included in the S&P 500 Index or other derivative instruments, actions (or failure to take action) by the Index Sponsor or the CBOE, transaction costs, credit considerations and bid-offer spreads. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event the investor sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option, which we have the discretion to do at any time), in which case investors will receive a cash payment in an amount equal to the Closing Indicative Value on the Accelerated Valuation Date. Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to, as applicable, their Indicative Value.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell such additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling such additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the applicable stated principal amount per ETN, based on the Indicative Value of such ETN at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. We have placed conditions on our acceptance of offers to purchase the 2x Long VIX Short Term ETNs. For more information, see “Specific Terms of the ETNs — Further Issuances” herein. However, we are under no obligation to issue or sell any additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling such additional ETNs at any time. If we start selling such additional ETNs, we may stop selling such additional ETNs for any reason, which could materially and adversely affect the price and liquidity of such ETNs in the secondary market. Furthermore, the number of the ETNs stated at the top of the cover page of this pricing supplement is the maximum number of ETNs that we have currently authorized for issuance. We have no obligation to issue any ETN up to its maximum authorized number and may also reduce the maximum authorized number of each ETN at any time. Additionally, although we have the right to increase the authorized number of any ETN at any time, we have no obligation to do so, regardless of market demand for additional ETNs.

Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price that may have developed. Before trading in the secondary market, you should compare the then-prevailing Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs, if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the Minimum Redemption Amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

Any limitation or suspension on the issuance or sale of the ETNs may impact the trading price of the ETNs, including by creating a premium over the Indicative Value of the ETNs that may be reduced or eliminated at any time

Because our obligations under the ETNs are hedged through one or more of our affiliates, increases in the number of ETNs outstanding create corresponding increases in our exposure to the components of the applicable Indices. In order to manage the risk of this exposure, we may impose a limitation or suspension on the number of ETNs to be issued. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. In addition, any decrease in the supply of the ETNs due to any limitation or suspension on issuance may cause the ETNs to appear on The Nasdaq Stock Market’s “threshold securities list,” indicating repeated delivery failure (which may be a sign of supply shortage) and requiring an actual borrowing of or a bona fide arrangement to borrow the ETNs in connection with a short sale. If arbitrageurs are unable to locate ETNs to sell short, the ETNs may trade at a premium, which may be significant, in relation to their Indicative Value.

Investors are cautioned that paying a premium over the Intraday Indicative Value at any time could lead to significant losses in the event the investor sells the ETNs in the secondary market at a time when such premium has declined or is no longer present in such market. Paying a premium over the Intraday Indicative Value could also lead to significant losses if the ETNs are redeemed by us at maturity or upon an early redemption or an acceleration at our option. In such cases, you will receive a cash payment based on the Closing Indicative Value on the Final

Valuation Date, the Accelerated Valuation Date or any Early Redemption Valuation Date, as applicable, less the Early Redemption Charge, if applicable. Investors should consult their advisors before purchasing the ETNs, especially before purchasing ETNs in the secondary market that are trading at a premium to their Intraday Indicative Value.

For more information, see “—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” above.

Trading and other transactions by us, our affiliates, or third parties with whom we transact, in securities or financial instruments related to the ETNs and the applicable underlying Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the underlying futures, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures, or other instruments linked to the applicable underlying Index, certain exchange traded notes issued by Credit Suisse, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the applicable Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the applicable underlying Index. Any of these activities may adversely affect the level of the applicable underlying Index — directly or indirectly by affecting the price of the underlying futures or listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures — and therefore the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates, or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of the ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you.

We, our affiliates, or third parties with whom we transact may also engage in trading in or related to the ETNs, the underlying futures, or listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures, or instruments whose returns are linked to the applicable underlying Index, or the underlying futures or listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the applicable underlying Index — directly or indirectly by affecting the price of the underlying futures or listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures — and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates, or third parties with whom we transact may also issue or underwrite other ETNs or financial or derivative instruments with returns linked to changes in the level of the applicable underlying Index or the underlying futures or listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures. By introducing competing products into the marketplace in this manner, we, our affiliates, or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

There may be conflicts of interest between you, us, the Redemption Agent, and the Calculation Agents

CSI will also act as one of the Calculation Agents for the ETNs. As Calculation Agents, CSI and JHI will make determinations with respect to the ETNs. Among other things, JHI or its agent is responsible for computing and disseminating the Closing Indicative Value. The determinations may be adverse to you.

As noted above, we, our affiliates, or third parties with whom we transact, may engage in trading in or related to the ETNs, the underlying futures, or listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the VIX futures contracts, or instruments whose returns are linked to the applicable underlying Index, or the VIX futures contracts or listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the applicable underlying Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the VIX futures contracts for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Such trading may present a conflict between your interest in your ETNs and the interests we, our affiliates, or third parties with whom we transact, will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. Such trading may negatively influence the value of the ETNs and, therefore, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates, or third parties with whom we transact, the Redemption Agent, the Calculation Agents and their affiliates may have published, and in the future may publish, research reports with respect to the underlying futures and with respect to the applicable underlying Index, the VIX Index, the S&P 500® Index and the component securities of the S&P 500® Index. Any of these activities by us, our affiliates, or third parties with whom we transact, the Redemption Agent, the Calculation Agents or any of their affiliates may affect the level of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the applicable stated principal amount, based on the Indicative Value of such ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “— We may sell additional ETNs at different prices but we are under no obligation to issue or sell such additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling such additional ETNs at any time” above. In addition, we may from time to time purchase any outstanding ETNs in the open market or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and the prospectus in connection with resales of some or all of the purchased ETNs in the secondary market.

The policies of the Index Sponsor and the CBOE could affect the applicable Redemption Amount of your ETNs and their market value

The policies of the Index Sponsor and the CBOE concerning the calculation of the level of the S&P 500® Index, the VIX Index and the Indices, as applicable, and any additions, deletions or substitutions of equity securities or options contracts and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the S&P 500® Index, the VIX Index or the Indices, could affect the level of the Indices and, therefore, the amount of the applicable Redemption Amount of your ETNs and the market value of your ETNs prior to that date. The applicable Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsor or the CBOE changes these policies or make other methodological changes, for example by changing the manner in which it calculates the level of the applicable underlying Index, or if the Index Sponsor or CBOE discontinues, modifies or suspends calculation or publication of the level of the applicable underlying Index, in which case it may become difficult to determine the intrinsic value of your ETNs. One example has been where the Index Sponsor holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors as determined by the Index Sponsor, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

We and our affiliates have no affiliation with the Index Sponsor or the CBOE and are not responsible for their public disclosure of information

We and our affiliates are not affiliated with the Index Sponsor or the CBOE in any way (except for the arrangements discussed in “The Index—License Agreement” herein) and have no ability to control either party, including errors in or discontinuation of disclosure regarding their respective methods and policies relating to the calculation of the Indices and the S&P 500® Index, and the VIX Index, respectively. Neither the Index Sponsor nor the CBOE is under any obligation to continue to calculate any index nor is it required to calculate any successor index. If the Index Sponsor discontinues or suspends the calculation of the Index or the S&P 500® Index or the CBOE discontinues or suspends calculation of the VIX Index, it may become difficult to determine the market value of the ETNs or the amount of any payment due on the ETNs. If the Calculation Agents determine in their sole discretion that no successor index to the Index exists, the Calculation Agents will determine the applicable level of the Index in their sole discretion.

You will have no rights against the entities with discretion over the Indices or the VIX Index

The Index Sponsor and the CBOE retain discretion over all aspects of the Indices, the S&P 500® Index and the VIX Index, as applicable, including the design, implementation of and changes to their respective methodologies. Any exercise or non-exercise of this discretion could affect the respective Index, including the calculation or dissemination of the respective Index, which could adversely affect any applicable Redemption Amount and the market value of the ETNs.

As owner of the ETNs, you will have no rights against the Index Sponsor and the CBOE, even though the amount you receive at maturity or upon redemption or acceleration will depend on the level of the Index, which in turn track one or more maturities of VIX futures contracts. By investing in the ETNs, you will not acquire any interest in any futures contracts. The ETNs will be paid in cash, and you will have no right to receive delivery of any futures contract included in the Index. Neither the Index Sponsor nor the CBOE is in any way involved in this offering and has no obligations relating to the ETNs or to the holders of the ETNs.

Our right to use the Index may be suspended or terminated

We have been granted, or will be granted, a nonexclusive right to use the applicable Index and related trademarks in connection with the offering of the ETNs. If we breach our obligations under any license, the Index Sponsor to which such license relates may have the right to terminate the license. If the Index Sponsor chooses to terminate its license agreement with us, we may no longer have the right under the terms of the license agreement to use the applicable Index and related trademarks in connection with the ETNs until their maturity. If our right to use the applicable Index to which the ETNs are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of such Index and consequently the payment at maturity or any other amounts payable on the ETNs. The Calculation Agents in this case will determine the level of the applicable Index in their sole discretion.

The occurrence of a Market Disruption Event will affect certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs and continues on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day based on their assessment of the level of the applicable underlying Index that would have prevailed on such Index Business Day were it not for such Market Disruption Event. In addition, if a Market Disruption Event occurs or is continuing on a Valuation Date, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following the earlier of (i) the first Index Business Day following such Valuation Date on which no Market Disruption Event occurs or is continuing or (ii) the fifth Index Business Day following such Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs — Market Disruption Events” in this Pricing Supplement.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

Suspension or disruptions of market trading in futures contracts or the Index may adversely affect the value of your ETNs

Futures markets like the CBOE, the market for the VIX futures contracts, are subject to temporary lags, distortions or other disruptions due to various factors, including the lack of liquidity in markets, the participation of speculators and other market participants, human error and government and exchange regulation and intervention. Some U.S. futures have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the level of the Index and therefore could adversely affect the value of your ETNs.

In addition, suspensions or disruptions to the calculation of the Index, whether due to trading of the VIX futures contracts included in the Indices, application of the Index methodology (such as the application of an “auto hold” by the Index Sponsor), human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Indices. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

Concentration risks associated with the Indices may adversely affect the value of your ETNs

Each Index is comprised of VIX futures contracts and thus is less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You will not benefit, with respect to the ETNs, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and us agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all tax purposes as a prepaid forward contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a prepaid forward contract with respect to the Index, the Internal Revenue Service (“IRS”) could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Additional Risk Factors Related to the Inverse ETNs and/or the 2x Long ETNs

The 2x Long ETNs will magnify any adverse movements in the closing level of the applicable underlying Index and, therefore, are highly speculative and risky

For every 1% adverse movement in the daily performance of the applicable underlying Index (i.e., a 1% decrease in the applicable underlying Index, in the case of the 2x Long ETNs), the Closing Indicative Value of the 2x Long ETNs will decline by 2% (or even more, if the Daily Investor Fee exceeds the Daily Accrual). For example, if the Index moves by 3% in an adverse direction, the Closing Indicative Value of the 2x Long ETNs will decline at least 6%, and if the Index moves by 50% (or possibly less) in an adverse direction, the 2x Long ETNs will lose all of their value, all within a one-day period. Accordingly, the 2x Long ETNs are highly speculative and highly risky and are suitable only for sophisticated investors who understand and can bear the risks associated with two times magnified losses resulting from adverse movements in the daily performance of the applicable underlying Index.

Intraday purchase risk for Inverse ETNs or the 2x Long ETNs

The trading price of the ETNs in the secondary market is not the same as the Closing Indicative Value. For the 2x Long ETNs and Inverse ETNs, such purchases in the secondary market at prices other than the Closing Indicative Value will have an effect on the effective leverage amount of the Inverse ETNs or the 2x Long ETNs. Because the exposure is fixed each night and does not change intraday as the level of the applicable underlying Index moves in favor of the relevant ETN (i.e., the level of the applicable underlying Index decreases for the Inverse ETNs, or the level of the applicable underlying Index increases for the 2x Long ETNs), the actual exposure in the applicable ETNs decreases. The reverse is also true. The table below presents the hypothetical intraday exposure an investor has (ignoring all costs, fees and other factors) when purchasing a 2x Long ETN and Inverse ETN, as applicable, given the movement of the applicable underlying Index since the prior Index Business Day’s market close. The resulting effective exposure amount will then be constant for that purchaser until the earlier of (i) a sale or (ii) the end of the Index Business Day.

The table below illustrates what the effective amount of leverage provided by the 2x Long ETNs and Inverse ETNs, as applicable, would be, as measured from the intraday Index level at the time of purchase to the closing level of the Index used to determine the next Closing Indicative Value, for a range of hypothetical changes in the intraday level of the Index from its prior closing level at the time of purchase. The table below is based on a hypothetical Closing Indicative Value on the prior Index Business Day for the 2x Long ETNs and Inverse ETNs, as applicable, of $100 and a hypothetical closing level of the Index on the prior Index Business Day of 100. For simplicity, the table disregards the effect of the Daily Accrual and the Daily Investor Fee and assumes that the price at which the applicable ETNs can be purchased in the market is equal to their Intraday Indicative Value. If the applicable ETNs were not purchased at their Intraday Indicative Value, or if the Daily Accrual and the Daily Investor Fee were taken into account, the effective leverage indicated below would be different.

Column A of the table below sets forth various hypothetical intraday levels of the Index at the time of the intraday purchase of the applicable ETNs. Column B indicates the percentage change represented by the corresponding intraday level in Column A from the hypothetical closing level of the Index of 100 on the prior Index Business Day. Column C indicates the hypothetical intraday purchase price of the Inverse ETNs based on the corresponding hypothetical intraday Index level in Column A; Column F indicates the same for the 2x Long ETNs. Column D indicates the hypothetical exposure to the underlying futures contracts represented by the Inverse ETNs based on the hypothetical intraday Index level in Column A; Column G indicates the same for the 2x Long ETNs. The “exposure” of the ETNs indicated in Columns D and G represents the notional value of the futures contract(s) corresponding to a single ETN at the time of intraday purchase (a positive value for the 2x Long ETNs, and a negative value for the Inverse ETNs).

A: Index level	B: % change in Index	C: hypothetical inverse ETN price C=A*(1-B)	D: hypothetical inverse ETN notional exposure D=A*-1	E: Inverse ETN effective leverage amount E=D/C	F: hypothetical 2x ETN price E=A*(1+2B)	G: hypothetical 2x Long ETNs notional exposure G=A*2	H: 2x Long ETNs effective leverage amount E=G/F
120.00	20%	$80.00	-$120.00	-1.50	$140.00	$240.00	1.71
115.00	15%	$85.00	-$115.00	-1.35	$130.00	$230.00	1.77
110.00	10%	$90.00	-$110.00	-1.22	$120.00	$220.00	1.83
105.00	5%	$95.00	-$105.00	-1.11	$110.00	$210.00	1.91
104.00	4%	$96.00	-$104.00	-1.08	$108.00	$208.00	1.93
103.00	3%	$97.00	-$103.00	-1.06	$106.00	$206.00	1.94
102.00	2%	$98.00	-$102.00	-1.04	$104.00	$204.00	1.96
101.00	1%	$99.00	-$101.00	-1.02	$102.00	$202.00	1.98

100.00	0%	$100.00	-$100.00	-1.00	$100.00	$200.00	2.00
99.00	-1%	$101.00	-$99.00	-0.98	$98.00	$198.00	2.02
98.00	-2%	$102.00	-$98.00	-0.96	$96.00	$196.00	2.04
97.00	-3%	$103.00	-$97.00	-0.94	$94.00	$194.00	2.06
96.00	-4%	$104.00	-$96.00	-0.92	$92.00	$192.00	2.09
95.00	-5%	$105.00	-$95.00	-0.90	$90.00	$190.00	2.11
85.00	-15%	$115.00	-$85.00	-0.74	$70.00	$170.00	2.43
80.00	-20%	$120.00	-$80.00	-0.67	$60.00	$160.00	2.67

The above table shows that if the level of the applicable underlying Index increases during the Index Business Day, your effective exposure (a) increases from one times inverse for the Inverse ETNs and (b) decreases from two times leveraged for the 2x Long ETNs. For example, if the level of the applicable underlying Index increases by 20%, your effective exposure increases from negative 1 to negative 1.5 for the Inverse ETNs and decreases from 2 to 1.71 for the 2x Long ETNs.

The above chart also shows that if the level of the applicable underlying Index decreases during the Index Business Day, your effective exposure (a) decreases from one times inverse for the Inverse ETNs and (b) increases from two times leveraged for the 2x Long ETNs. For example, if the level of the applicable underlying Index decreases by 20%, your effective exposure decreases from negative 1 to negative 0.67 for the Inverse ETNs and increases from 2 to 2.67 for the 2x Long ETNs.

As used above, the term “effective leverage” refers to the ratio between the percentage change in the Indicative Value of the ETNs (from the price you pay for them to the next Closing Indicative Value) and the percentage change in the level of the Index (from the intraday Index level at the time you buy the ETNs to the next closing level of the Index). For example, assume you purchased the 2x Long ETNs above at a time when the intraday Index level is 95, for a price of $90 per ETN, which is less than the most recent Closing Indicative Value of $100. If the next closing level of the Index is 85.05 (a 10% decline from the intraday Index level of 95 at the time of purchase), the next Closing Indicative Value would be $71.01, which is approximately 21.10% less than the $90 price you paid for them. In this example, the decline in value of the ETNs is approximately 2.11 times greater than the 10% decline in the level of the Index, for effective leverage of approximately 2.11. As this example illustrates, if you buy the ETNs at an intraday purchase price that is less than the most recent Closing Indicative Value, your effective leverage will be greater than two times. Now assume you had instead purchased the Inverse ETNs at a time when the intraday Index level is 95, for a purchase price of $105, which is greater than the most recent Closing Indicative Value of $100. If the next closing level of the Index is 85.05 (a 10% decrease from the intraday Index level of 95 at the time of purchase), the next Closing Indicative Value would be $114.45, which is approximately 0.9% greater than the $105 price you paid for them. In this example, the increase in value of the ETNs is approximately 0.9 times greater than the decline in the level of the Index, for effective leverage of approximately -0.90. As this example illustrates, if you buy the ETNs at an intraday purchase price that is greater than the most recent Closing Indicative Value, your effective leverage will be less than two times.

The following table shows the leverage amounts for an intraday purchaser based on the percentage change in the level of the Index since the close of the prior Index Business Day.

% change in the level of the Index	Effective Leverage Amount for Inverse ETNs	Effective Leverage Amount for 2x ETNs
20%	-1.50	1.71
15%	-1.35	1.77
10%	-1.22	1.83
5%	-1.11	1.91
4%	-1.08	1.93
3%	-1.06	1.94
2%	-1.04	1.96
1%	-1.02	1.98

0%	-1.00	2.00
-1%	-0.98	2.02
-2%	-0.96	2.04
-3%	-0.94	2.06
-4%	-0.92	2.09
-5%	-0.90	2.11
-15%	-0.74	2.43
-20%	-0.67	2.67

The ETNs are sensitive to large changes in the market price of the relevant VIX futures contracts

The level of the applicable underlying Index is dependent upon the value of the relevant VIX futures contracts included in such Index. Therefore, adverse changes in the prices of these VIX futures contracts will lead to adverse changes in the level of the applicable underlying Index, and the Indicative Value of your ETNs. The value of the VIX futures contracts included in the applicable underlying Index can change swiftly and suddenly, including at times when overall trading volume of such futures contracts is high. For example, many market participants execute trades at or around the time when the daily closing levels of the underlying Indices are established at or around 4:15 p.m., New York City time, including our own trades to hedge our obligations under the ETNs. This potential increase in the volume of trading in the relevant VIX futures contracts may lead to increased volatility in the prices of such futures contracts, and therefore the level of the applicable underlying Index and the Indicative Value of your ETNs, during this period of time. As such, these periods and events can potentially result in rapid and substantial losses of value on your investment. You should be aware that the prices of the VIX futures contracts included in the underlying Indices can be very volatile and can bring about swift and sudden changes in the Indicative Value of the ETNs. You could lose your entire investment in the ETNs in a very short period of time.

If the price of the underlying futures contracts increases by more than 80% in a day, it is extremely likely that the Inverse ETNs will depreciate to an Intraday Indicative Value or the Closing Indicative Value equal to or less than 20% of the prior day’s Closing Indicative Value and will be subject to acceleration if we choose to exercise our right to effect an Event Acceleration of the ETNs. If the price of the underlying futures contracts decreases by more than 40% in a day, it is extremely likely that the 2x Long ETNs will depreciate to an Intraday Indicative Value or the Closing Indicative Value equal to or less than 20% of the prior day’s Closing Indicative Value and will be subject to acceleration if we choose to exercise our right to effect an Event Acceleration of the ETNs. If the price of the underlying futures contracts decreases by more than 80% in a day, it is extremely likely that the Long ETNs will depreciate to an Intraday Indicative Value or the Closing Indicative Value equal to or less than 20% of the prior day’s Closing Indicative Value and will be subject to acceleration if we choose to exercise our right to effect an Event Acceleration of the ETNs.

Daily rebalancing and market volatility risk

The ETNs seek to provide a return which is related to the daily performance of its Index (as adjusted for costs and fees). The ETNs do not attempt to, and should not be expected to, provide returns which achieve the inverse or 2x leveraged return of the Index for periods other than a single day. The Inverse ETNs and the 2x Long ETNs rebalance their theoretical exposure on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.

Daily rebalancing will impair the performance of the ETNs if the underlying Index experiences volatility and such performance will be dependent on the path of daily returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the ETNs even if the performance of the applicable underlying Index is flat. The ETNs are intended to be daily trading tools for traders and similarly sophisticated investors to express short-term market views and manage daily trading risks. They are not intended to be used by, and are not appropriate for, investors who intend to hold positions in an attempt to generate returns over longer periods of time.

The Indices

We have derived all information regarding each of the Indices, the S&P 500® Index and the VIX Index contained in this pricing supplement, including, without limitation, their make-up, method of calculation and changes to their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, the Index Sponsor, in the case of the Indices and the S&P 500® Index, and the CBOE, in the case of the VIX Index.

Description of the Indices

The return on the ETNs is linked to the daily performance of one of the Indices. Each of the Indices models returns from a long position in VIX futures contracts that is rolled continuously throughout the period between futures expiration dates. The S&P 500 VIX Short-Term Futures™ Index ER measures the return from a rolling long position in the first and second month VIX futures contracts, and rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. The S&P 500 VIX Mid-Term Futures™ Index ER measures the return from a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts, and rolls continuously throughout each month from the fourth month contract into the seventh month contract while maintaining positions in the fifth month and sixth month contracts.

As described in more detail below, the roll for each VIX futures contract occurs on each Index Business Day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant VIX futures contracts. The constant weighted average maturity for the futures underlying the S&P 500 VIX Short-Term Futures™ Index ER is one month and for the futures underlying the S&P 500 VIX Mid-Term Futures™ Index ER is five months.

The Index Sponsor calculates, publishes and disseminates the daily closing levels of each of the Indices. All determinations made by the Index Sponsor will be at its sole discretion and will be conclusive for all purposes, absent manifest error. The Index Sponsor employs the methodology described herein and its application of the methodology shall be conclusive and binding. The index committee of the Index Sponsor is responsible for reviewing the design, composition and calculation of each of the Indices. The Index Sponsor has no obligation to continue to publish, and may discontinue or suspend publication of, the Indices at any time.

Index Values

The level of each Index is calculated in accordance with the method described below. The value of each Index will be published by Bloomberg in real time and after the close of trading on each Index Business Day under the following ticker symbols:

Index Name	End of Day Ticker	Intraday Ticker
S&P 500 VIX Short-Term Futures™ Index ER	SPVXSP	SPVXSPID
S&P 500 VIX Medium-Term Futures™ Index ER	SPVXMP	SPVXMPID

The intraday level of each of the Indices is calculated in real time by the Index Sponsor on each S&P 500 VIX futures business day using the same methodology as for calculation of the closing level.

The Index Sponsor calculates the intraday level of each of the Indices using real-time exchange traded prices. The Index Sponsor does not calculate with each traded price, but rather, calculates on a pre-determined fixed interval (e.g. every 5 seconds). At each fixed interval, the intraday level of each Index is computed with the latest real-time pricing for each futures contract included in the applicable Index. If a new price for any such futures contract is not available since the last real-time calculation, the Index Sponsor may use the last available traded price of such futures contract provided by the exchange. In the absence of a real-time traded price for a given futures contract, the Index Sponsor may use the prior days’ settlement price.

Suspensions or disruptions to the calculation of the Index, whether due to trading of the futures contracts included in the Indices, applications of the Index methodology, human error, exercise or non-exercise of Index

Sponsor discretion or otherwise, can result in lags, delays and distortions to the Indices. One example has been where the Index Sponsor holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors as determined by the Index Sponsor, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time. See “Risk Factors—Suspension or disruptions of market trading in futures contracts or the Index may adversely affect the value of your ETNs” for more information.

S&P seeks to minimize any disruptions to its calculation of the Indices. In the event there is a disruption in intraday calculations, S&P will not recalculate the impacted period.

The S&P 500® Index

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange and not all 500 companies are listed on such exchange.

S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company. The S&P 500® Index is reported by Bloomberg under the ticker symbol “SPX.”

The VIX Index

The VIX Index is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks over 30 days in the future and is calculated based on the prices of certain put and call options on the S&P 500® Index. The VIX Index measures the premium paid by investors for certain options linked to the level of the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX Index to increase. The VIX Index has historically had negative correlations to the S&P 500® Index. The VIX Index was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX Index. The VIX Index is reported by Bloomberg under the ticker symbol “VIX.”

The calculation of the VIX Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500® Index (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX Index is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

Although the VIX Index measures the 30-day forward volatility of the S&P 500® Index as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX Index level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX Index rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

VIX futures contracts were first launched for trading by the CBOE in 2004. VIX Index futures have expirations ranging from the front month consecutively out to the tenth month. VIX futures contracts allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX Index. Investors that believe the implied volatility of the S&P 500® Index will increase may buy VIX futures, expecting that the level of the VIX Index will increase. Conversely, investors that believe that the implied volatility of the S&P 500® Index will decline may sell VIX futures, expecting that the level of the VIX Index will fall. VIX Index futures are reported by Bloomberg under the ticker symbol “VX.”

Overview of Futures Markets

Each of the Indices is composed of one or more VIX futures contracts. VIX futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. At present, all of the contracts included in the Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. Because the VIX Index is not a tangible item that can be purchased and sold directly, a VIX futures contract provides for the payment and receipt of cash based on the level of the VIX Index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract. By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

In the United States, futures contracts are traded on organized exchanges known as “designated contract markets.” At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November VIX Index futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Calculation of the Levels of the Indices

On any S&P 500 VIX futures business Day, t, the level of each Index is calculated as follows:

where:

IndexERt = The Index Excess Return on the preceding business day, defined as any date on which such Index is calculated.

CDRt = Contract Daily Return, as determined by the following formula for each of the Indices:

where:

t-1 = the preceding business day

TDWOt = Total Dollar Weight Obtained on t, as determined by the following formula for each of the Indices:

TDWIt-1 = Total Dollar Weight Invested on t-1, as determined by the following formula for each of the Indices:

where:

CRWi,t = Contract Roll Weight of the ith VIX Futures Contract on date t.

DCRPi,t = Daily Contract Reference Price of the ith VIX Futures Contract on date t.

For the S&P 500 VIX Short-Term Futures™ Index ER, m =1. For the S&P 500 VIX Mid-Term Futures™ Index ER, m =4.

For the S&P 500 VIX Short-Term Futures™ Index ER, n = 2. For the S&P 500 VIX Mid-Term Futures™ Index ER, n =7.

Contract Rebalancing

The Roll Period for each Index starts on the Tuesday prior to the monthly CBOE VIX Futures Settlement Date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s CBOE VIX Futures Settlement Date. Thus, the Indices are rolling on a continual basis. On the business day after the current Roll Period ends the following Roll Period will begin.

In calculating the Excess Return of each of the Indices, the Contract Roll Weights (CRWi,t) of each of the contracts in the index, on a given day, t, are determined as follows:

where:

dt = The total number of business days in the current Roll Period beginning with, and including, the starting CBOE VIX Futures Settlement Date and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr = The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the Roll Period, all of the weight is allocated to the first month contract. Then on each subsequent business day a fraction of the first month VIX futures contracts are sold and an equal notional amount of the second month VIX futures contracts is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current Roll Period. In this way the initial position in the first month contract is progressively moved to the second month contract over the course of the month, until the next following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract.

In addition to the transactions described above, the weight of each index component is also adjusted every day to ensure that the change in total dollar exposure for the index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

At the close on the Tuesday corresponding to the start of the Roll Period, an equal weight is allocated to the fourth, fifth and sixth month contracts. Then on each subsequent business day a fraction of the fourth month VIX futures contracts are sold and an equal notional amount of the seventh month VIX futures is bought. The fraction, or quantity, is proportional to the number of fourth month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current Roll Period. In this way the initial position in the fourth month contract is progressively moved to the seventh month contract over the course of the month, until the next following Roll Period starts when the old fifth month VIX futures contract becomes the new fourth month VIX futures contract.

In addition to the transactions described above, the weight of each index component is also adjusted every day to ensure that the change in total dollar exposure for the index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

Index Maintenance

Base Date

The base date for the S&P 500 VIX Short-Term Futures™ Index ER and the S&P 500 VIX Mid- Term Futures™ Index ER is December 20, 2005 and the base value for each of the Indices is 100,000.

Historical Assumptions and Performance

Prior to April 2008, not all consecutive first to seventh month VIX futures were listed. For the purpose of the historical calculations for the Indices, the following assumptions have been made in interpolating VIX futures contract prices from near-by listed contracts.

When the ith VIX future contract was not listed, but i th+1 and i th-1 VIX futures contracts were listed, the following interpolation has been assumed:

When ith and i th+1 VIX futures contracts were not listed, but i th+2 and i th-1 VIX futures contracts were listed, the following interpolation has been assumed:

When i th, i th+1 and i th+2 VIX futures contracts were not listed, the following interpolation has been assumed:

where:

Ti = Expiration Day of the ith VIX futures contract

BDays = Number of business days between VIX Futures Expiration Days

The inception date for the Indices is January 22, 2009 at the market close. The Indices were not in existence prior to that date. The first graph below shows the closing level of each Index since the base date, December 20, 2005 through June 10, 2020. The historical performance is presented from January 22, 2009 through June 10, 2020. The closing levels from the base date of December 22, 2005 through January 22, 2009 represents hypothetical values determined by S&P, as the Index Sponsor, as if the relevant Index had been established on December 20, 2005 each with a base value of 100,000 on such date and calculated according to the methodology described below since that date. The closing levels from January 22, 2009 through June 10, 2020 represent the actual closing levels of the Indices as calculated on such dates. The closing levels of the S&P 500 VIX Short-Term

Futures™ Index ER and the S&P 500 VIX Mid-Term Futures™ Index ER on June 10, 2020 were 45.3339 and 16535.3200, respectively. We obtained the levels below from Bloomberg, without independent verification. The hypothetical and historical Index performance should not be taken as an indication of future performance, and no assurance can be given as to the level of either Index on any given date.

The following graphs show the closing level of each Index, respectively from January 2, 2017 through June 10, 2020.

Index Committee

The Commodities Index Committee (the “Index Committee”) maintains the Indices. All members of the Index Committee are full-time professionals at S&P Dow Jones Indices. The Index Committee meets quarterly. At each meeting, the Index Committee reviews any significant market events. In addition, the Index Committee may revise index policy for timing of rebalancings or other matters.

The Index Sponsor considers information about changes to its Indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

In addition to the daily governance of the Indices and maintenance of index methodologies, at least once within any 12 month period, the Index Committee reviews the methodology to ensure the Indices continue to achieve the stated objectives and that the data and methodology remain effective.

Announcements

Announcements of the daily values for each Index are made after the market close each day.

Holiday Schedule

The value of each Index is calculated daily when the CBOE Futures Exchange is open, excluding holidays and weekends.

Unscheduled Market Closures and New Holidays

If the Index Sponsor determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the value of each Index based on the most recent prior closing futures price published by the CBOE Futures Exchange and the roll for that day will be carried to the next Business Day when the CBOE Futures Exchange is open as described above under “—Contract Rebalancing.”

If an exchange fails to open due to unforeseen circumstances, the Index Sponsor may determine not to publish a value of an Index for that day. In situations where an exchange introduces a holiday during the month of an index calculation the value of the Indices will not be published and the roll for that day will be carried to the next business day when the CBOE Futures Exchange is open as described above under “—Contract Rebalancing.”

Delisting of Futures Contracts

If one or more futures contracts included in one of the Indices is no longer listed, the Index Sponsor may choose to cease publication of the effected index at that time.

License Agreement

In July 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indices business, formed a new joint venture, S&P Dow Jones Indices, which owns the S&P Indices business and the Dow Jones Indices business.

We have entered into a non-exclusive license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use each of the Indices, which are owned by the Index Sponsor, in connection with certain securities, including the ETNs.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™,” “S&P 500 VIX Short-Term Futures” and “S&P 500 VIX Mid-Term Futures” are trademarks of Standard & Poor’s Financial Services LLC (“Standard & Poor’s”) and have been licensed for use by Credit Suisse. “VIX” is a trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by Standard & Poor’s. The ETNs are not sponsored, endorsed, sold or promoted by Standard & Poor’s or CBOE and neither Standard & Poor’s nor CBOE make any representation regarding the advisability of investing in the ETNs.

The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the above indices (the “Indices”) to track general market performance. S&P Dow Jones Indices’ only relationship to the licensee with respect to the Indices is the licensing of the Indices and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to the licensee or the ETNs. S&P Dow Jones Indices have no obligation to take the licensee’s needs or the needs of the owners of the ETNs into consideration in determining, composing or calculating the Indices. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and number of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the ETNs. There is no assurance that investment products based on the Indices will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within the Indices is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETNs currently being issued by the licensee, but which may be similar to and competitive with the ETNs. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Indices. It is possible that this trading activity will affect the value of the Indices and the ETNs.

S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”) DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE LICENSEE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

VELOCITYSHARES, LLC

On December 1, 2014, Janus Capital Group acquired VS Holdings Inc., the parent company of Velocity Shares, LLC. On July 21, 2015, VelocityShares, LLC, and its division, Velocity Index & Calculation Services, were renamed Janus Index & Calculation Services LLC (“JIC”). Effective January 1, 2019, Janus Index & Calculation Services LLC was renamed Janus Henderson Indices LLC (“JHI”).

We have entered into a non-exclusive license agreement with JHI, as successor to Velocity Index & Calculation Services, to license to us, in exchange for a fee, the right to use certain trade names, trademarks and servicemarks, which are owned by Janus International Holding LLC.

The license agreement between JHI and us provides that the following language must be set forth in this pricing supplement:

“VelocityShares,” “Geared for Traders,” the “V Logo” and the “V VelocityShares Logo” are trademarks of Janus Henderson Indices LLC, formerly Janus Index & Calculation Services LLC and have been licensed for use by Credit Suisse AG. The ETNs are not sponsored, endorsed, sold or promoted by Janus Henderson Indices LLC, nor does Janus Henderson Indices LLC make any representation regarding the advisability of investing in the ETNs.

Neither Janus Henderson Indices LLC (“Janus Indices”) nor any other party makes any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in the ETNs generally or the similarities or variations between the performance of the ETNs or the Index and the performance of the underlying securities or Financial instruments. Janus Indices is the licensor of certain trademarks, service marks and trade names. Neither Janus Indices nor any other party guarantees the accuracy and/or the completeness of the indices or any data included therein or any calculations made with respect to the ETNs. Janus Indices disclaims all warranties of merchantability or fitness for any particular purpose with respect to the indices or any data included therein.

NEITHER JANUS INDICES NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs. NEITHER JANUS INDICES NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, HOLDERS OF THE ETNs, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER JANUS INDICES NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND JANUS INDICES HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE ETNs. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL JANUS INDICES OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Description of the ETNs

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the applicable underlying Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, prevailing market prices and forward volatility levels of the U.S. stock markets, the equity securities included in the S&P 500® Index and the S&P 500® Index, the prevailing market prices of options on the S&P 500® Index, options on the VIX Index or and other financial instruments related to the S&P 500® Index and the VIX Index, supply and demand for the ETNs including inventory positions with any market maker, the volatility of the applicable underlying Index, prevailing rates of interest, the volatility of securities markets, economic, financial, political, regulatory or judicial events that affect the level of the applicable underlying Index, the general interest rate environment, the perceived creditworthiness of Credit Suisse, supply and demand in the listed and over-the-counter equity derivative markets, or supply and demand as well as hedging activities in the equity-linked structured product markets. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” of the ETNs will be calculated every 15 seconds on each Index Business Day during the period when a Market Disruption Event has not occurred or is not continuing and disseminated over the Consolidated Tape, or other major market data vendor. Typically, the Intraday Indicative Value is calculated as of approximately 9:30 a.m. to approximately 4:15 p.m., New York City time. For each ETN, the Intraday Indicative Value will be equal to (1) (a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Intraday ETN Performance for such ETNs at such time on such Index Business Day minus (2) the Intraday Investor Fee for such ETNs at such time on such Index Business Day.  The “Intraday ETN Performance” for each ETN at any time on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the Intraday Index Performance at such time on such Index Business Day times (b) the Leverage Amount.  The “Intraday Index Performance” for each ETN at any time on any Index Business Day will equal (1)(a) the most recent published intraday level of the applicable underlying Index at such time on such Index Business Day divided by (b) the closing level of such underlying Index on the immediately preceding Index Business Day minus (2) one.  At any time on any Index Business Day, the “Daily Investor Fee” for each ETN is equal to the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (2) the Intraday ETN Performance for such ETNs at such time on such Index Business Day times (3)(a) the Daily Investor Fee Factor for such ETNs divided by (b) 365. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value on that day, and all future days, will be zero.

ETNs	Indicative Value Ticker
Inverse ETNs	ZIVIV
Long ETNs	VIIXIV
2x Long ETNs	TVIXIV

The Intraday Indicative Value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Published underlying Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current underlying Index level and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value. JHI or its agent is responsible for computing and disseminating the Closing Indicative Value.

The actual trading prices of the ETNs at any time may vary significantly from their Intraday Indicative Values at such time. The trading prices of the ETNs at any time are the prices that you may be able to sell your ETNs in the secondary market at such time, if one exists

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, choose to offer your ETNs for redemption by Credit Suisse on any Business Day during the term of the ETNs beginning on December 2, 2010 (for an anticipated December 3, 2010 Early Redemption Valuation Date and an anticipated Early Redemption Date of December 6, 2010) through November 28, 2030 (for an anticipated November 29, 2030 Early Redemption Valuation Date and an anticipated Early Redemption Date of December 4, 2030). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption by Credit Suisse on any Redemption Date. In addition, we have the right to accelerate the ETNs in whole but not in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. If your ETNs are redeemed or accelerated, on the corresponding Early Redemption Date or Acceleration Date, as applicable, you will receive a cash payment on such date in an amount equal to the Early Redemption Amount, which is the Closing Indicative Value of the ETNs on the applicable Early Redemption Valuation Date, or the Accelerated Redemption Amount, which is the Closing Indicative Value on the Accelerated Valuation Date, as applicable. The last date on which Credit Suisse will redeem your ETNs at your option will be December 4, 2030. As such, you must offer your ETNs for redemption no later than November  28, 2030. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

JHI as one of the Calculation Agents may initiate a split or reverse split of the ETNs on any trading day. If JHI, as one of the Calculation Agents, decides to initiate a split or reverse split, the Calculation Agents will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agents will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agents in their sole discretion. For example, if the ETNs undergo a 1 for 4 reverse split, holders who own a number of ETNs on the record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agents in their sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified trading day following the announcement date.

A split or reverse split of the ETNs will not affect the stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds and the denominations used for trading purposes on the exchange. If the ETNs undergo a split or reverse split, the Minimum Redemption Amount needed to exercise your right to reeem the ETNs will remain the same.

In accordance with the procedures described above, Credit Suisse has implemented the following splits and reverse splits:

•	In respect of the Inverse ETNs, an 8–for–1 split that became effective prior to the opening of trading on June 27, 2011.

•	In respect of the Long ETNs, a 1–for–10 reverse split that became effective prior to the opening of trading on August 30, 2013, a 1–for–5 reverse split that became effective prior to the opening of trading on March 16, 2017 and a 1–for–5 reverse split that became effective prior to the opening of trading on December 2, 2019.

•	In respect of the 2x Long ETNs, 1–for–10 reverse splits that became effective prior to the opening of trading on December 21, 2012, August 30, 2013, June 23, 2015, March 16, 2017, June 8, 2018, a 1–for–25 reverse split that became effective prior to the opening of trading on August 9, 2016 and a 1–for–10 reverse split that became effective prior to the opening of trading on December 2, 2019.

Specific Terms of the ETNs

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not make any coupon or interest payment during the term of the ETNs.

Denomination

ETNs	Exchange Ticker	Denomination and Stated Principal Amount per ETN
Inverse ETNs	ZIV	$12.50
Long ETNs	VIIX	$25,000
2x Long ETNs	TVIX	$2,500,000,000

For information on the prior splits and reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. ETNs issued in the future may be issued at a price higher or lower than the applicable stated principal amount, based on the most recent Intraday Indicative Value or the Closing Indicative Value of the ETNs.

Payment at Maturity

If you hold your ETNs to maturity, you will receive a cash payment on December 4, 2030 (the “Maturity Date”) equal to the Closing Indicative Value of the ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The “Closing Indicative Value” for the ETNs on any given calendar day will be calculated in the following manner: For each ETN, the Closing Indicative Value on the Inception Date was $100 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be equal to (1) (a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETNs on such calendar day minus (2) the Daily Investor Fee for such ETNs on such calendar day. The Closing Indicative Value for each ETN is based on the settlement prices of VIX futures contracts, which are typically determined at 4:15 p.m., New York City time. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero, you will lose your entire investment in the ETNs.”

For information on the prior splits and reverse splits of the ETNs, see “Description of the ETNs — Split or Reverse Split of the ETNs” herein. If the ETNs undergo any subsequent splits or reverse splits, the Closing Indicative Value will be adjusted accordingly (see “Description of ETNs — Split or Reverse Split of the ETNs” herein). JHI or its agent is responsible for computing and disseminating the Closing Indicative Value.

For each ETN, the “Daily ETN Performance” on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the applicable Daily Index Performance on such Index Business Day times (b) the Leverage Amount. The Daily ETN Performance is deemed to be one on any day that is not an Index Business Day.

An “Index Business Day,” with respect to the applicable underlying Index, is a day on which (i) trading is generally conducted on the CBOE, (ii) the applicable underlying Index is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI, as one of the Calculation Agents.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA. The Daily Accrual for the ETNs on any Index Business Day will equal:

Where Tbillst-1 is the three-month U.S. treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days which have elapsed since the prior Index Business Day. The Daily Accrual is deemed to be zero on any day which is not an Index Business Day.

The “Daily Index Performance” on any Index Business Day will equal (1)(a) the closing level of the applicable underlying Index for such ETNs on such Index Business Day divided by (b) the closing level of the applicable underlying Index for such ETNs on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs and continues on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day based on their assessment of the level of the applicable underlying Index that would have prevailed on such Index Business Day were it not for such Market Disruption Event. The Daily Index Performance is deemed to be zero on any day that is not an Index Business Day.

The “Leverage Amount” for the ETNs is as follows:

Inverse ETNs:	-1, on a daily basis
Long ETNs:	1
2x Long Term ETNs:	2, on a daily basis

On any calendar day (the “calculation day”), the “Daily Investor Fee” for each ETN will be equal to the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (2) the Daily ETN Performance for such ETNs on the calculation day times (3) (a) the Daily Investor Fee Factor for such ETNs divided by (b) 365.

The “Daily Investor Fee Factor” will be equal to (i) 0.0070 for the Long ETNs, (ii) 0.0135 for the Inverse ETNs and (iii) 0.0165 for the 2x Long ETNs.

If the level of the applicable underlying Index decreases or does not increase sufficiently, in the case of the Long ETNs or 2x Long ETNs, or if it increases or does not decrease sufficiently, in the case of the Inverse ETNs, (in each case, in addition to Daily Accrual) to offset the sum of the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less than the amount of your investment at maturity, upon early redemption or acceleration of the ETNs. See “Risk Factors — Even if the closing level of the Index on the applicable Valuation Date exceeds (or is less than, in the case of the Inverse ETNs) the initial closing level of the Index on the date of your investment, you may receive less than the investment amount of your ETNs” and “Hypothetical Examples” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The closing level of the applicable underlying Index on any Index Business Day will be the closing level reported by the Index Sponsor on the applicable Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, provided that in the event a Market Disruption Event is continuing on an Index Business Day, the Calculation Agents will determine the closing level of the applicable underlying Index for such Index Business Day according to the methodology described below in “Specific Terms of the ETNs — Market Disruption Events.”

Index	Bloomberg Page Ticker
S&P 500 VIX Short-Term Futures™ Index ER	SPVXSP
S&P 500 VIX Mid-Term Futures™ Index ER	SPVXMP

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until November 28, 2030. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. See “— Redemption Procedures.”

You must offer for redemption at least the following amounts of ETNs or integral multiples in excess thereof: with respect to the Inverse ETNs, 25,000 ETNs; with respect to the Long ETNs, 100 ETNs; and with respect to the 2x Long ETNs, 1 ETN, respectively, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant ETN at the time the reduction becomes effective.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs — Redemption Procedures,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs and is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Specific Terms of the ETNs — Market Disruption Events.”

The “Early Redemption Charge” is equal to 0.05% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B) (1) the Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.

Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for redemption, your broker must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•	Cause your DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If the Redemption Agent does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.

If the Redemption Agent ceases to perform its role described in this pricing supplement, we will either, at our sole discretion, perform such role or appoint another party to do so.

Because the Early Redemption Amount you will receive for each ETN will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day you offer your ETNs for redemption, you will not know the applicable Early Redemption Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Acceleration at Our Option or Upon an Acceleration Event

We will have the right to accelerate any ETN in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any ETN, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all of such outstanding ETNs (an “Event Acceleration”). In either case, upon acceleration you will receive a cash payment in an amount (the “Accelerated Redemption Amount”) equal to the Closing Indicative Value of such ETNs on the Accelerated Valuation Date. In the case of an Optional Acceleration, the “Accelerated Valuation Date” shall be an Index Business Day specified in our notice of Optional Acceleration, which Index Business Day shall be at least five Business Days after the date on which we give you notice of such Optional Acceleration. In the case of an Event Acceleration, the Accelerated Valuation Date shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day, the next following Index Business Day). The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (such third Business Day the “Acceleration Date”). The Acceleration Date will be postponed if a Market Disruption Event occurs and is continuing on the Accelerated Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Specific Terms of the ETNs — Market Disruption Events.” We will give you notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” means:

(a)	an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal to hold, acquire or dispose of the underlying futures (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these partys’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agents;

(b)	any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal to hold, acquire or dispose of the underlying futures (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the Issuer’s, our affiliates, third parties with whom we transact or similarly situated third parties ability to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agents;

(c)	any event, as determined by us or CSI, as one of the Calculation Agents, that causes us or any of our affiliates or a similarly situated party to, after using commercially reasonable efforts, be unable to, or to incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;

(d)	if, at any point, the Intraday Indicative Value is equal to or less than twenty percent (20%) of the prior day’s Closing Indicative Value;

(e)	if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable;

(f)	if any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or

(g)	JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

If an Acceleration Event occurs at any time with respect to any ETN, we will have the right, but not the obligation, to effect an Event Acceleration of such ETNs; provided that, if JHD exercises their right to cause an early acceleration due to a termination of our agreement with them in certain circumstances, we will be obligated to accelerate all such outstanding ETNs within ten (10) calendar days of such termination.

“Primary Exchange” means the CBOE.

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agents) for the overall market for futures or options contracts relating to (i) the Index or (ii) the underlying futures.

Market Disruption Events

A “Market Disruption Event” will be any event that, in the determination of the Calculation Agents, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third party’s ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to the ETNs, including, but not limited to:

•	a suspension, absence or material limitation of trading in option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, on their respective Primary Exchange or Related Exchange, as determined by the Calculation Agents,

•	option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures, if available, not trading on their respective Primary Exchange or Related Exchange, as determined by the Calculation Agents,

•	the Index Sponsor or the CBOE fails to publish or compute the Indices or VIX Index, or

•	any trading restriction imposed upon, option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, on their respective Primary Exchange or Related Exchange due to a price change in that respective instrument exceeding limits set by that market before the close of trading in that market on any day, as determined by the Calculation Agents.

The following events will not be a Market Disruption Event:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures.

For this purpose, an “absence or material limitation of trading” in, option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, on their respective Primary Exchange or Related Exchange will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in such instruments, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that stock, instrument or those contracts, or

•	a disparity in bid and ask quotes relating to that stock, instrument or those contracts,

will constitute a suspension or material limitation of trading in, option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, in that primary market.

If a Market Disruption Event occurs and continues on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day based on their assessment of the level of the applicable underlying Index that would have prevailed on such Index Business Day were it not for such Market Disruption Event. In addition, if a Market Disruption Event occurs or is continuing on a Valuation Date, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following the earlier of (i) the first Index Business Day following such Valuation Date on which no Market Disruption Event occurs or is continuing or (ii) the fifth Index Business Day following such Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, for each ETN, we will treat the applicable stated principal amount outstanding as the principal amount of such ETNs. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including such ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such ETNs will be determined by CSI, as one of the Calculation Agents, and will equal, for such ETNs that you then hold, the applicable Closing Indicative Value determined by the Calculation Agents occurring on the Index Business Day following the date on which such ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional ETNs that have the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell such additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling such additional ETNs at any time. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market. Alternatively, the decrease in supply may cause an imbalance in the market supply and demand, which may cause the ETNs to trade at a premium over the Indicative Value of the ETNs. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. Any premium may be reduced or eliminated at any time. Furthermore, the number of each ETN stated at the top left of the cover page of this pricing supplement is the maximum number of each ETN that we have currently authorized for issuance. We have no obligation to issue any ETN up to its maximum authorized number and may also reduce the maximum authorized number of each ETN at any time. Additionally, although we have the right to increase the authorized number of any ETN at any time, we have no obligation to do so, regardless of the market demand for additional ETNs.

The maximum number of ETNs linked to the Indices that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs. In our sole discretion, we may issue additional ETNs under a subsequent pricing supplement. Any further issuances of any ETNs will form a single tranche with such previously offered ETNs of the same tranche, will have the same CUSIP number as and will trade interchangeably with such ETNs.

We have no obligation to take your interests into account when deciding to issue or not issue additional ETNs. If, on any date on which we price an additional ETN creation, a Market Disruption Event occurs or is occurring, we will determine the closing level of the applicable underlying Index applicable to such creation in accordance with the procedures under “— Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participants or investor’s offer to purchase the ETNs on its agreeing to purchase certain exchange traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the price and liquidity of the ETNs in the secondary market.

Furthermore, on February 21, 2012, we temporarily suspended further issuances of the 2x Long ETNs due to internal limits on the size of ETNs. Since March 23, 2012, in respect of the 2x Long ETNs, we have placed conditions on our acceptance of offers to purchase these ETNs. These conditions include requiring counterparties to sell to us certain hedging instruments consistent with our hedging strategy, including but not limited to swaps. In addition, we may issue these ETNs into inventory of our affiliates to make them available for lending at or about prevailing market rates or to be sold to authorized market makers, other market participants or investors.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the applicable underlying Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agents determine is comparable to that Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each a “Redemption Amount”), as applicable, by reference to the substitute index (the “Successor Index”).

If the Calculation Agents determine that the publication of the applicable underlying Index is discontinued and there is no Successor Index, the Calculation Agents will determine the applicable level of the applicable underlying Index as the case may be, and thus the applicable Redemption Amount by a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the applicable underlying Index.

If the Calculation Agents determine that the applicable underlying Index, the underlying futures contracts or the method of calculating the applicable underlying Index is changed at any time in any respect — including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the underlying futures contracts, or is due to any other reason and is not otherwise reflected in the level of the applicable underlying Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the applicable underlying Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the applicable underlying Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agents

Credit Suisse International (“CSI”), an affiliate of ours, and JHI will serve as the Calculation Agents. The Calculation Agents will, in their reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity or upon redemption by Credit Suisse, Market Disruption Events (see “— Market Disruption Events”), Business Days and Index Business Days, the Daily Investor Fee amount, the Daily Accrual, the closing level of the applicable underlying Index on any Index Business Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon redemption or upon acceleration by Credit Suisse and any other calculations or determinations to be made by the Calculation Agents as specified herein. CSI will have the sole ability to make determinations with respect to reduction of the Minimum Redemption Amount, certain Acceleration Events, and calculation of default amounts. JHI will have the sole ability to calculate and disseminate the Closing Indicative Value and Intraday Indicative Value, make determinations regarding an Index Business Day, and make determinations relating to splits and reverse splits. JHI will also have the sole ability to determine an Acceleration Event for termination of the agreement between Janus Henderson Distributors and Credit Suisse in certain circumstances. All other determinations will be made by the Calculation Agents jointly. Absent manifest error, all determinations of the Calculation Agents will be final and binding on you and us, without any liability on the part of the Calculation Agents. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agents.

Although JHI obtains information for including in or for use in calculations related to the ETNs from sources that JHI considers reliable, neither JHI nor any other party guarantees the accuracy and/or the completeness of the Indices or any data included therein or any calculations made with respect to the ETNs. Neither JHI nor any other party makes any warranty, express or implied, as to the data included therein or any calculations made with respect to the ETNs. Neither JHI nor another other party makes any express or implied warranties, and JHI hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Indices or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall JHI or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If any of the Calculation Agents cease to perform their respective roles described in this pricing supplement, we will either, at our sole discretion, perform such roles, appoint another party to do so or accelerate the relevant ETNs.

Clearance and Settlement

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

Supplemental Use of Proceeds and Hedging

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the futures contracts underlying the applicable Index, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the applicable underlying Index or the S&P 500® Index or the VIX Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the applicable underlying Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the applicable underlying Index, there can be no assurance that the level of the applicable underlying Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the applicable underlying Index), in connection with hedging certain of the risks associated with such ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the applicable underlying Index, or the S&P 500® Index. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the applicable underlying Index or S&P 500® Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the applicable underlying Index and, as a consequence, the market value of the ETNs and the amount payable at maturity, upon redemption or upon acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

Material United States Federal Income Tax Considerations

Subject to the limitations and qualifications contained herein, the following discussion summarizes the material U.S. federal income tax consequences of owning and disposing of the ETNs that may be relevant to holders of ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	a U.S. expatriate,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the ETNs as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the ETNs

There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the ETNs. In the opinion of Milbank LLP, acting as special tax counsel, for U.S. federal income tax purposes, the ETNs should be treated as a prepaid financial contract with respect to the Index. Thus, we intend to so treat the ETNs. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all United States federal income tax purposes in accordance with such characterization.

You should be aware that the characterization of the ETNs as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations. If the ETNs were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument that has other terms and conditions similar to the ETNs, or the comparable yield. The characterization of the ETNs as contingent payment debt instruments under these rules is likely to be adverse.

It is also possible that the IRS would seek to characterize your ETNs as regulated futures contracts or options that may be subject to the provisions of Code section 1256. In such case, the ETNs would be marked to market at the end of each taxable year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes. In light of the fact that we agree to treat the ETNs as a prepaid forward contract, the balance of this discussion assumes that the ETNs will be so treated.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of the ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds the ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding the ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the ETNs.

Upon the sale or other taxable disposition of an ETN, including a redemption or payment at maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the ETN (generally its cost). Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition. Otherwise such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

However, even if the agreed-upon tax characterization of the ETNs (as described above) were upheld, it is possible that the IRS could assert that any reconstitution, restructuring, split, reverse split or rebalancing of the applicable Index or of or under the ETNs (collectively, “Rebalancing”) is considered a taxable event to you. If the IRS were to prevail in treating a Rebalancing as a taxable event, you would recognize capital gain or, possibly, loss on the ETNs on the date of each Rebalancing to the extent of the difference between the fair market value of the ETNs and your adjusted basis in the ETNs at that time. Such gain or loss generally will be short-term or long-term capital gain or loss based on the U.S. Holder’s holding period at the time of the Rebalancing.

U.S. Holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this law may require the accrual of income earlier than would be the case under the general tax rules described above, although the precise application of this law is unclear at this time. This law generally is effective for tax years beginning after December 31, 2017. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this law to their particular situation.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the ETNs) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the ETNs and any gain on sale or other taxable disposition of the ETNs will be subject to the Medicare Tax. If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the ETNs.

Information Reporting Regarding Specified Foreign Financial Assets

The Hiring Incentives to Restore Employment Act (the “Act”) and final regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.

The Act further requires that, to the extent provided in regulations, the filing requirements described above shall also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”).

Pursuant to final regulations, subject to certain exceptions, a domestic corporation or domestic partnership is a specified domestic entity for any taxable year if it is closely held (within the meaning of the regulations) by a specified individual and at least 50 percent of the corporation’s or partnership’s gross income for the taxable year is passive income or at least 50 percent of the assets held by the corporation or partnership for the taxable year are assets that produce or are held for the production of passive income. Subject to certain exceptions, a domestic trust is a specified domestic entity if the trust has one or more specified persons (within the meaning of the regulations) as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Non-U.S. Holders Generally

If you are a holder of the ETNs that is not a U.S. Holder (a “Non-U.S. Holder”), subject to the discussion below, payments made to you with respect to the ETNs will not be subject to U.S. withholding tax, provided that you comply with applicable certification requirements. Any gain realized upon the sale or other disposition of the ETNs by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (i) above may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified in an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the ETNs should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

Section 871(m) of the Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Under Section 871(m) and applicable regulations, such payments generally will be subject to U.S. withholding tax (subject to reduction under an applicable treaty). A “dividend equivalent” payment is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a notional principal contract (an “NPC”) described in Treasury Regulations section 1.871-15(d) (a “specified notional principal contract” or a “specified NPC”) that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to an equity-linked instrument (an “ELI”) described in Treasury Regulations section 1.871-15(e) (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.

An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, contingent payment debt instrument, or other contractual arrangement. An “underlying security” is any interest in an entity if a payment with respect to that interest could give rise to a U.S. source dividend, provided that, for this purpose an index referenced by an NPC or an ELI that satisfies the criteria listed in Treasury Regulations section 1.871-15(l)(3), is treated as a single security that is not an underlying security.

Pursuant to IRS Notices, withholding under Section 871(m) of the Code will not apply to payments under an ELI or NPC that is not “delta one” with respect to an underlying security if such ELI or NPC is issued before January 1, 2023.

If the ETNs are treated as ELIs or NPCs, based on certain determinations made by us, in the opinion of our special tax counsel, although not free from doubt, a Non-U.S. Holder should not be subject to withholding under 871(m) with respect to any ETNs issued prior to January 1, 2023. However, even if the ETNs are originally issued prior to January 1, 2023, if a Rebalancing after December 31, 2022 were treated as a significant modification of the ETNs, the ETNs could be treated as reissued at the time of the Rebalancing and, accordingly, withholding under the final regulations could apply to payments or deemed payments made after December 31, 2022 that are dividend equivalent payments.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of Section 871(m) of the Code and the regulations and whether payments or deemed payments on the ETNs constitute dividend equivalent payments subject to withholding.

The ETNs Held Through Foreign Accounts

Under certain sections of the Act commonly referred to as “FATCA” and finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. “Withholdable payments” generally include (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States (under currently effective proposed Treasury Regulations, such “gross proceeds” are not subject to FATCA withholding). “Passthru payments” generally are withholdable payments and foreign passthru payments. To avoid becoming subject to the 30% withholding tax on payments to them, we and other foreign financial institutions may be required to report information to the IRS regarding the holders of the ETNs and, in the case of holders who (1) fail to provide the relevant information, (2) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (3) hold the ETNs directly or indirectly through such non-compliant foreign financial institutions, we may be required to withhold on a portion of payments under the ETNs. The Act also requires withholding agents making withholdable payments to certain foreign entities that are not foreign financial institutions that do not disclose the name, address, and taxpayer identification number of any substantial United States owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under the Act will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to regulations and other recent IRS and Treasury guidance, and subject to the exceptions described below, the Act’s withholding regime generally will apply to (i) withholdable payments and (ii) foreign passthru payments made on or after the date that is two years after the date that final regulations defining the term “foreign passthru payment” are published. The provisions of the Act discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that produce withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point on or prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalent payments.

If you are a foreign financial institution or foreign entity, you hold the ETNs through a foreign financial institution or foreign entity, or you fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of FATCA, a portion of any of the payments made to you may be subject to 30% withholding.

We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Unrelated Business Taxable Income

A U.S. Holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. Holder that is a tax-exempt organization unless such U.S. Holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs.

IRS Notice and Proposed Legislation on Certain Financial Transactions

The IRS and the Treasury Department have stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the ETNs should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.

Moreover, members of Congress have from time-to-time proposed laws relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments.

Accordingly, it is possible that laws, regulations or other guidance may be issued that require holders of the ETNs to recognize income in respect of the ETNs prior to receipt of any payments thereunder or sale thereof. Any law, regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the ETNs being treated as ordinary income. You are urged to consult your tax advisor regarding the potential guidance that the IRS and the Treasury Department may issue and its possible impact on you.

Backup Withholding and Information Reporting

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

Supplemental Plan of Distribution (Conflicts of Interest)

ETNs may be issued and sold from time to time at a price that is higher or lower than the applicable stated principal amount, based on the Indicative Value of such ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Inception Date, less any commissions paid to CSSU or any other agents. For any ETNS we issue on or after the date hereof, CSSU is expected to charge a creation fee of up to approximately 0.15% times the Closing Indicative Value of such ETNs on the date on which we price such ETNs; provided, however, that CSSU may from time to time increase or decrease the creation fee.

In addition, we may from time to time purchase any outstanding ETNs in the open market or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in such ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of such ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of such ETNs by market participants who cover their short positions with such ETNs borrowed or acquired from us or our affiliates in the manner described above.

We have retained JHD, a member of the Financial Industry Regulatory Authority (“FINRA”), to provide certain services relating to the placement and marketing of the ETNs. JHD will receive all or a portion of the Daily Investor Fee in consideration for its role in marketing and placing the ETNs. The actual amount received by JHD in relation to the ETNs in a given year will depend on the number of ETNs then-outstanding. From time to time, JHD (or its predecessor) and its affiliates have, and in the future may, engage in transactions with or perform services for us for which they have been, and may be, paid customary fees. The terms of our agreement with JHD give them the right to cause an early acceleration should that agreement be terminated. JHI or its agent are responsible for computing and disseminating the Closing Indicative Value and Intraday Indicative Value.

We may deliver ETNs against payment therefore on a date that is greater than two Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade ETNs that are to be issued more than two Business Days prior to the related issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the ETNs or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the Issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the ETNs that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Legal Matters

Davis Polk & Wardwell LLP has acted as special counsel to the agent.  Milbank LLP has acted as special tax counsel to the issuer.

Annex A

FORM OF OFFER FOR REDEMPTION

Email: ETNOrders@velocityshares.com

The undersigned holder of VelocityShares™               Exchange Traded Notes due December 4, 2030 issued by Credit Suisse AG (“Credit Suisse”) CUSIP No.              (the “VelocityShares™ ETNs”) hereby irrevocably offers to Credit Suisse for redemption the VelocityShares™ ETNs in the amounts and on the date set forth below as described in the pricing supplement relating to the VelocityShares™ ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Name:

DTC Account Number:

Ticker:

Number of VelocityShares™ ETNs offered for redemption:

Desired valuation date:

In addition to any other requirements specified in the Pricing Supplement being satisfied, the undersigned acknowledges that the VelocityShares™ ETNs specified above will not be redeemed unless (i) this offer for redemption is delivered to Janus Henderson Distributors on a Business Day, (ii) the Redemption Agent has responded by sending an acknowledgment of the Redemption Notice accepting the redemption request, (iii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable Early Redemption Valuation Date facing Credit Suisse AG, DTC #355, and (iv) the DTC Participant instructs DTC to deliver the DVP trade for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date, subject to postponement if such Early Redemption Valuation Date is not an Index Business Day or if a Market Disruption Event occurs or is continuing on such date).

The undersigned acknowledges that the redemption obligation is solely an obligation of Credit Suisse and Janus Henderson Distributors is acting only to facilitate the redemption for Credit Suisse.

A-1

ANNEX B

Hypothetical Examples

The following examples show how the ETNs would perform in hypothetical circumstances. These hypothetical examples are meant to illustrate the effect that different factors may have on the Maturity Redemption Amount. These factors include fees, compounding of returns, underlying futures volatility, and underlying T-Bill rates. Many other factors may affect the value of your ETNs, and these figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate a few of the potential possible Closing Indicative Values for the ETNs. The figures in these examples have been rounded for convenience.

The information in the tables reflects hypothetical rates of return on the ETNs assuming that they are purchased on the Inception Date at the Closing Indicative Value and disposed of on the Maturity Date for the Maturity Redemption Amount. We have not considered early redemption or acceleration for simplicity. Your ETNs may be accelerated early under certain circumstances. Although your payment upon redemption or acceleration would be based on the Closing Indicative Value of the ETNs, which is calculated in the manner illustrated in the examples below, your payment upon early redemption would be subject to the Early Redemption Charge.

By choosing to show changes over 20 years, we are not suggesting that 20 years is an appropriate period of time to hold the ETNs. Changes in the performance of the ETNs as measured by Intraday Indicative Value would yield different and possibly worse results. As described elsewhere in this pricing supplement, the ETNs are intended to be daily trading tools for traders and similarly sophisticated investors to express short-term market views and manage daily trading risks.

Any rate of return you may earn on an investment in the ETNs may be lower than that which you could earn on a comparable investment in the underlying futures. The examples below assume no Market Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your ETN, tax liabilities could affect the after-tax rate of return on your ETNs to a comparatively greater extent than the after-tax return on the underlying futures.

The prices of the futures contracts underlying the Indices have been highly volatile in the past and the performance of the Indices cannot be predicted for any future period. The actual performance of the Indices over the life of the ETNs, as well as the amount payable at the relevant Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, may bear little relation to the hypothetical return examples set forth below or to the hypothetical historical closing levels of the Index set forth elsewhere in this pricing supplement. The examples included below are broken into sections to highlight some of the most significant factors that may affect the return on your ETNs. Each section is based upon numerous assumptions related to interest rate levels, interest rate volatilities, interest rate spreads, underlying futures returns, underlying futures volatilities, and underlying futures funding and borrow costs. No single example can easily capture all the possible influences on the value of your ETNs, and each example is a simplified hypothetical example intended purely to illustrate the effect of various key factors which can influence the value of your ETNs. Many of the factors will primarily affect the value of your ETNs by affecting the level of the Index. These factors include, among others, interest rate levels, interest rate volatilities, interest rate spreads, underlying futures returns, underlying futures volatilities, and underlying futures funding and borrow costs.

Two of the most important factors that will affect the value of your ETNs are the directional change in the in the level of the applicable underlying Index (either up or down) and the annualized volatility of the applicable underlying Index itself. The annualized volatility of each underlying Index is a measure of the magnitude and frequency of changes in the underlying Index closing level, and is equal to the standard deviation of the underlying Index’s daily returns over 20 years, annualized by multiplying by the square root of 252. When we refer to “volatility in the daily change in Index levels” we mean that the annualized volatility of the daily closing levels of the applicable underlying Index over the relevant term. We therefore provide four examples below that reflect four different scenarios related to these two factors. The hypothetical examples highlight the negative impact of higher annualized volatility of the applicable underlying Index on the rate of return on your ETNs. In Example 1 we show increasing Index levels with 10.21% annualized volatility in the daily change in Index levels over the relevant term. In example 2 we show decreasing Index levels with 10.10% annualized volatility in the daily change in Index levels over the relevant term. In example 3 we show increasing Index levels with 60.53% annualized volatility in the daily change in Index levels over the relevant term. In Example 4 we show decreasing Index levels with 49.69% annualized volatility in the daily change in Index levels over the relevant term. Because the Investor Fee is calculated on a daily basis, its effect on the value of your ETNs is dependent upon the path the applicable underlying Index takes rather than just the endpoint of the applicable underlying Index. Each of these four examples is a random possibility generated by a computer among an infinite number of possible outcomes. Your return may be materially worse. As explained in “Risk Factors—The ETNs do not pay interest or guarantee return of your investment and you may lose all or a significant part of your investment in the ETNs” in this pricing supplement, in almost any potential scenario the Closing Indicative Value of your ETNs is likely to be close to zero after 20 years and we do not intend or expect any investor to hold the ETNs from inception to maturity.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

As of June 10, 2020, the actual annualized index return since the Inception Date for the S&P 500 VIX Short-Term Futures™ Index ER and the S&P 500 VIX Mid-Term Futures™ Index ER was –46.21% and –20.53%, respectively. The actual annualized ETN return since the Inception Date (based on the Closing Indicative Value for such ETNs) was:

•	for the Inverse ETNs, 10.36%;

•	for the Long Term ETNs, −46.33%; and

•	for the 2x Long ETNs –82.91%.

The figures set forth in the examples below are for purposes of illustration only (including for periods of time that have elapsed since the Inception Date for the ETNs) and are not actual historical results. For information relating to the historical performance of the Indices, see “—How have the Indices performed historically?” above.

Example 1. This example assumes the index increases by 478% with 10.21% annualized volatility in the daily change in Index levels over the relevant term.

Inverse ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	-5.22%	$1.25	$93.51	9.74%	-6.49%
02	104.37	5.48%	-4.89%	9.87%	$1.30	$101.30	-4.89%	8.33%
03	122.23	5.63%	17.11%	-11.73%	$1.31	$89.25	17.11%	-11.90%
04	138.52	4.80%	13.32%	-8.49%	$1.19	$80.71	13.32%	-9.57%
05	155.58	4.57%	12.32%	-7.72%	$1.07	$73.47	12.32%	-9.00%
06	189.37	4.77%	21.72%	-15.75%	$0.95	$61.80	21.72%	-16.08%
07	253.09	5.50%	33.64%	-22.99%	$0.75	$47.73	33.64%	-23.78%
08	280.79	5.02%	10.95%	-5.93%	$0.63	$44.12	10.95%	-7.55%
09	270.35	5.06%	-3.72%	8.07%	$0.63	$47.05	-3.72%	5.07%

10	295.24	5.60%	9.21%	-3.62%	$0.59	$44.40	9.21%	-5.63%
11	304.69	5.62%	3.20%	0.54%	$0.64	$44.36	3.20%	-0.09%
12	331.19	5.40%	8.70%	-5.35%	$0.58	$42.06	8.70%	-5.73%
13	317.61	4.50%	-4.10%	7.83%	$0.56	$44.78	-4.10%	6.46%
14	387.27	4.73%	21.93%	-16.04%	$0.57	$37.58	21.93%	-16.08%
15	491.85	4.98%	27.00%	-18.92%	$0.46	$30.36	27.00%	-19.20%
16	514.06	4.68%	4.52%	-1.69%	$0.40	$29.69	4.52%	-2.23%
17	471.37	4.42%	-8.30%	12.00%	$0.43	$33.05	-8.30%	11.32%
18	448.43	4.53%	-4.87%	8.22%	$0.46	$35.42	-4.87%	7.81%
19	499.34	5.07%	11.35%	-6.15%	$0.48	$32.67	11.35%	-7.77%
20	577.98	4.61%	15.75%	-9.95%	$0.42	$28.90	15.75%	-11.56%

						Total Return	477.98%	-71.10%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Long ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	15.37%	$0.99	$114.36	9.74%	14.36%
02	104.37	5.48%	-4.89%	0.49%	$1.02	$113.87	-4.89%	-0.42%
03	122.23	5.63%	17.11%	25.35%	$1.11	$139.83	17.11%	22.79%
04	138.52	4.80%	13.32%	19.12%	$1.30	$164.78	13.32%	17.84%
05	155.58	4.57%	12.32%	17.57%	$1.57	$192.00	12.32%	16.54%
06	189.37	4.77%	21.72%	29.24%	$1.87	$242.81	21.72%	26.83%
07	253.09	5.50%	33.64%	43.64%	$2.51	$339.80	33.64%	41.85%
08	280.79	5.02%	10.95%	16.31%	$3.20	$392.87	10.95%	15.62%
09	270.35	5.06%	-3.72%	1.27%	$3.42	$394.33	-3.72%	1.85%
10	295.24	5.60%	9.21%	14.65%	$3.93	$451.39	9.21%	14.47%
11	304.69	5.62%	3.20%	9.99%	$3.99	$488.36	3.20%	8.19%
12	331.19	5.40%	8.70%	16.64%	$4.65	$555.33	8.70%	14.47%
13	317.61	4.50%	-4.10%	0.46%	$5.20	$552.12	-4.10%	-0.58%
14	387.27	4.73%	21.93%	29.51%	$5.36	$699.51	21.93%	26.70%
15	491.85	4.98%	27.00%	34.85%	$7.18	$925.48	27.00%	32.30%
16	514.06	4.68%	4.52%	10.43%	$8.80	$1,004.59	4.52%	8.55%
17	471.37	4.42%	-8.30%	-3.42%	$8.65	$954.20	-8.30%	-5.02%
18	448.43	4.53%	-4.87%	0.02%	$8.39	$941.44	-4.87%	-1.85%
19	499.34	5.07%	11.35%	16.77%	$8.65	$1,093.03	11.35%	16.10%
20	577.98	4.61%	15.75%	20.69%	$10.69	$1,313.01	15.75%	20.13%

						Total Return	477.98%	1213.01%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

2x Long ETNs

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At year end	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	109.74	5.01%	9.74%	25.25%	$1.99	$123.21	9.74%	23.21%
02	104.37	5.48%	-4.89%	-5.52%	$2.00	$114.49	-4.89%	-7.08%
03	122.23	5.63%	17.11%	46.79%	$2.21	$161.52	17.11%	41.08%
04	138.52	4.80%	13.32%	33.88%	$2.82	$211.93	13.32%	31.21%
05	155.58	4.57%	12.32%	30.76%	$3.85	$272.54	12.32%	28.67%
06	189.37	4.77%	21.72%	57.65%	$5.22	$412.17	21.72%	52.06%
07	253.09	5.50%	33.64%	93.19%	$8.96	$757.40	33.64%	88.70%
08	280.79	5.02%	10.95%	27.16%	$13.56	$953.33	10.95%	25.87%
09	270.35	5.06%	-3.72%	-3.55%	$14.54	$904.39	-3.72%	-2.28%
10	295.24	5.60%	9.21%	22.74%	$18.12	$1,108.24	9.21%	22.54%
11	304.69	5.62%	3.20%	12.98%	$17.32	$1,213.37	3.20%	9.49%
12	331.19	5.40%	8.70%	27.46%	$22.31	$1,473.17	8.70%	22.97%
13	317.61	4.50%	-4.10%	-4.58%	$26.26	$1,379.15	-4.10%	-6.38%
14	387.27	4.73%	21.93%	58.22%	$26.38	$2,091.65	21.93%	51.66%
15	491.85	4.98%	27.00%	71.15%	$44.78	$3,451.46	27.00%	65.01%
16	514.06	4.68%	4.52%	15.00%	$63.26	$3,841.11	4.52%	11.29%
17	471.37	4.42%	-8.30%	-11.67%	$57.65	$3,286.80	-8.30%	-14.43%
18	448.43	4.53%	-4.87%	-5.61%	$51.69	$3,024.54	-4.87%	-8.97%
19	499.34	5.07%	11.35%	28.20%	$51.73	$3,839.70	11.35%	26.95%
20	577.98	4.61%	15.75%	37.82%	$74.63	$5,250.19	15.75%	36.73%

						Total Return	477.98%	5150.19%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Example 2. This example assumes the index decreases by 67% with 10.10% annualized volatility in the daily change in Index levels over the relevant term.

Inverse ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	15.19%	$1.46	$113.64	-9.61%	13.64%
02	77.69	4.21%	-14.05%	20.31%	$1.62	$134.66	-14.05%	18.49%
03	87.35	3.02%	12.43%	-9.04%	$1.75	$120.50	12.43%	-10.52%
04	74.30	2.99%	-14.94%	19.31%	$1.81	$142.57	-14.94%	18.32%
05	72.83	3.46%	-1.98%	4.48%	$1.96	$146.94	-1.98%	2.96%
06	64.19	3.37%	-11.86%	15.28%	$2.30	$168.08	-11.86%	13.61%
07	61.89	3.42%	-3.58%	5.01%	$2.33	$175.97	-3.58%	3.93%
08	53.73	3.41%	-13.18%	17.05%	$2.41	$204.55	-13.18%	16.24%
09	53.90	3.13%	0.32%	1.68%	$2.76	$205.19	0.32%	-0.56%
10	47.05	3.69%	-12.71%	17.91%	$2.97	$237.98	-12.71%	15.98%
11	42.97	3.90%	-8.67%	12.11%	$3.47	$264.49	-8.67%	11.14%
12	36.83	4.30%	-14.29%	22.30%	$3.82	$314.77	-14.29%	19.84%
13	43.33	4.07%	17.65%	-12.02%	$3.90	$272.16	17.65%	-13.54%
14	40.43	3.53%	-6.69%	10.32%	$3.92	$294.97	-6.69%	8.38%
15	37.88	3.23%	-6.31%	9.42%	$4.15	$317.61	-6.31%	7.68%
16	36.11	2.97%	-4.67%	6.99%	$4.27	$335.77	-4.67%	5.72%
17	32.83	3.33%	-9.08%	11.78%	$4.80	$372.29	-9.08%	10.88%
18	35.77	3.35%	8.96%	-4.96%	$5.04	$344.90	8.96%	-6.76%
19	30.57	3.27%	-14.54%	19.75%	$4.85	$407.13	-14.54%	18.05%
20	32.56	3.29%	6.51%	-4.34%	$5.52	$385.23	6.51%	-5.38%

						Total Return	-67.44%	285.23%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Long ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	-5.05%	$0.85	$94.11	-9.61%	-5.89%
02	77.69	4.21%	-14.05%	-10.43%	$0.82	$83.62	-14.05%	-11.14%
03	87.35	3.02%	12.43%	15.56%	$0.78	$96.04	12.43%	14.85%
04	74.30	2.99%	-14.94%	-11.89%	$0.78	$83.43	-14.94%	-13.13%
05	72.83	3.46%	-1.98%	1.47%	$0.76	$83.90	-1.98%	0.65%
06	64.19	3.37%	-11.86%	-8.30%	$0.67	$75.78	-11.86%	-9.04%
07	61.89	3.42%	-3.58%	0.89%	$0.67	$74.94	-3.58%	-0.34%
08	53.73	3.41%	-13.18%	-9.54%	$0.67	$66.72	-13.18%	-10.97%
09	53.90	3.13%	0.32%	3.51%	$0.61	$68.44	0.32%	3.48%
10	47.05	3.69%	-12.71%	-9.68%	$0.58	$61.44	-12.71%	-10.23%
11	42.97	3.90%	-8.67%	-4.56%	$0.52	$57.83	-8.67%	-5.88%
12	36.83	4.30%	-14.29%	-11.68%	$0.49	$51.28	-14.29%	-11.89%
13	43.33	4.07%	17.65%	22.15%	$0.51	$62.28	17.65%	21.45%
14	40.43	3.53%	-6.69%	-3.73%	$0.53	$59.67	-6.69%	-4.20%
15	37.88	3.23%	-6.31%	-3.46%	$0.52	$57.23	-6.31%	-4.09%
16	36.11	2.97%	-4.67%	-1.64%	$0.52	$55.70	-4.67%	-2.67%
17	32.83	3.33%	-9.08%	-5.47%	$0.48	$51.89	-9.08%	-6.84%
18	35.77	3.35%	8.96%	11.38%	$0.47	$57.95	8.96%	10.98%
19	30.57	3.27%	-14.54%	-11.72%	$0.51	$50.72	-14.54%	-12.48%
20	32.56	3.29%	6.51%	10.37%	$0.46	$55.33	6.51%	9.10%

						Total Return	-67.44%	-44.67%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

2x Long ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	90.39	4.92%	-9.61%	-14.93%	$1.47	$83.68	-9.61%	-16.32%
02	77.69	4.21%	-14.05%	-23.91%	$1.30	$62.77	-14.05%	-24.99%
03	87.35	3.02%	12.43%	28.19%	$1.13	$79.59	12.43%	26.80%
04	74.30	2.99%	-14.94%	-25.42%	$1.07	$57.79	-14.94%	-27.40%
05	72.83	3.46%	-1.98%	-1.60%	$0.96	$55.92	-1.98%	-3.04%
06	64.19	3.37%	-11.86%	-19.65%	$0.72	$43.67	-11.86%	-20.83%
07	61.89	3.42%	-3.58%	-2.78%	$0.69	$40.85	-3.58%	-5.02%
08	53.73	3.41%	-13.18%	-21.83%	$0.68	$30.98	-13.18%	-24.17%
09	53.90	3.13%	0.32%	2.65%	$0.52	$31.28	0.32%	2.76%
10	47.05	3.69%	-12.71%	-22.26%	$0.46	$24.06	-12.71%	-23.09%
11	42.97	3.90%	-8.67%	-13.34%	$0.35	$20.30	-8.67%	-15.60%
12	36.83	4.30%	-14.29%	-26.03%	$0.30	$15.17	-14.29%	-26.27%
13	43.33	4.07%	17.65%	41.75%	$0.31	$21.30	17.65%	40.37%
14	40.43	3.53%	-6.69%	-11.48%	$0.31	$18.69	-6.69%	-12.22%
15	37.88	3.23%	-6.31%	-10.67%	$0.29	$16.51	-6.31%	-11.70%
16	36.11	2.97%	-4.67%	-6.87%	$0.28	$15.07	-4.67%	-8.70%
17	32.83	3.33%	-9.08%	-14.59%	$0.23	$12.52	-9.08%	-16.93%
18	35.77	3.35%	8.96%	18.65%	$0.21	$14.96	8.96%	17.97%
19	30.57	3.27%	-14.54%	-25.37%	$0.23	$10.99	-14.54%	-26.53%
20	32.56	3.29%	6.51%	16.50%	$0.18	$12.53	6.51%	13.98%

						Total Return	-67.44%	-87.47%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Example 3. This example assumes the index increases by 3973% with 60.53% annualized volatility in the daily change in Index levels over the relevant term.

Inverse ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	-61.68%	$0.81	$37.80	88.36%	-62.20%
02	215.66	5.27%	14.49%	-29.76%	$0.38	$24.86	14.49%	-34.24%
03	335.67	4.59%	55.65%	-50.69%	$0.17	$11.63	55.65%	-53.22%
04	158.43	4.17%	-52.80%	49.70%	$0.15	$17.11	-52.80%	47.15%
05	74.70	4.60%	-52.85%	52.51%	$0.26	$25.74	-52.85%	51.11%
06	31.32	5.39%	-58.07%	64.61%	$0.41	$43.27	-58.07%	58.33%
07	52.63	5.51%	68.03%	-57.57%	$0.55	$18.87	68.03%	-56.47%
08	34.20	4.99%	-35.02%	5.03%	$0.19	$19.26	-35.02%	2.04%
09	85.79	5.41%	150.88%	-69.55%	$0.13	$5.79	150.88%	-70.02%
10	131.01	6.52%	52.71%	-53.54%	$0.05	$2.64	52.71%	-54.30%
11	168.71	5.48%	28.78%	-44.95%	$0.03	$1.46	28.78%	-44.61%
12	867.35	4.41%	414.10%	-85.25%	$0.01	$0.20	414.10%	-85.84%
13	878.95	2.78%	1.34%	-42.71%	$0.00	$0.12	1.34%	-36.89%
14	1168.16	2.31%	32.90%	-50.87%	$0.00	$0.06	32.90%	-50.53%
15	911.00	2.58%	-22.01%	-3.30%	$0.00	$0.06	-22.01%	-8.37%
16	493.33	3.20%	-45.85%	34.34%	$0.00	$0.07	-45.85%	29.49%
17	450.78	3.02%	-8.62%	-21.55%	$0.00	$0.05	-8.62%	-24.76%
18	898.54	3.56%	99.33%	-59.15%	$0.00	$0.02	99.33%	-61.55%
19	1995.54	3.46%	122.09%	-68.16%	$0.00	$0.01	122.09%	-68.96%
20	4073.34	2.27%	104.12%	-65.32%	$0.00	$0.00	104.12%	-64.66%

						Total Return	3973.34%	-100.00%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Long ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	99.13%	$1.48	$197.37	88.36%	97.37%
02	215.66	5.27%	14.49%	14.29%	$2.16	$236.09	14.49%	19.61%
03	335.67	4.59%	55.65%	56.47%	$3.76	$381.29	55.65%	61.50%
04	158.43	4.17%	-52.80%	-50.95%	$3.15	$186.02	-52.80%	-51.21%
05	74.70	4.60%	-52.85%	-50.61%	$1.34	$91.04	-52.85%	-51.28%
06	31.32	5.39%	-58.07%	-54.35%	$0.61	$39.92	-58.07%	-53.58%
07	52.63	5.51%	68.03%	84.98%	$0.36	$70.25	68.03%	76.47%
08	34.20	4.99%	-35.02%	-32.69%	$0.72	$47.56	-35.02%	-32.30%
09	85.79	5.41%	150.88%	164.79%	$0.89	$124.82	150.88%	162.94%
10	131.01	6.52%	52.71%	62.50%	$1.46	$201.60	52.71%	61.51%
11	168.71	5.48%	28.78%	38.72%	$2.18	$271.78	28.78%	34.81%
12	867.35	4.41%	414.10%	389.96%	$6.72	$1,446.76	414.10%	399.12%
13	878.95	2.78%	1.34%	15.14%	$17.56	$1,494.10	1.34%	3.27%
14	1168.16	2.31%	32.90%	38.77%	$14.79	$2,014.06	32.90%	34.80%
15	911.00	2.58%	-22.01%	-23.25%	$18.38	$1,597.61	-22.01%	-20.68%
16	493.33	3.20%	-45.85%	-45.39%	$9.97	$885.45	-45.85%	-44.58%
17	450.78	3.02%	-8.62%	-8.50%	$7.64	$826.51	-8.62%	-6.66%
18	898.54	3.56%	99.33%	84.68%	$9.39	$1,692.01	99.33%	92.29%
19	1995.54	3.46%	122.09%	127.29%	$21.63	$3,855.10	122.09%	127.84%
20	4073.34	2.27%	104.12%	115.49%	$49.46	$7,978.48	104.12%	106.96%

						Total Return	3973.34%	7878.48%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

2x Long ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	188.36	5.58%	88.36%	157.83%	$3.85	$253.62	88.36%	153.62%
02	215.66	5.27%	14.49%	-10.32%	$5.33	$250.38	14.49%	-1.28%
03	335.67	4.59%	55.65%	64.52%	$11.55	$440.22	55.65%	75.82%
04	158.43	4.17%	-52.80%	-84.28%	$5.51	$68.56	-52.80%	-84.43%
05	74.70	4.60%	-52.85%	-84.04%	$0.65	$10.76	-52.85%	-84.45%
06	31.32	5.39%	-58.07%	-86.75%	$0.09	$1.32	-58.07%	-86.27%
07	52.63	5.51%	68.03%	127.84%	$0.02	$2.74	68.03%	107.95%
08	34.20	4.99%	-35.02%	-72.67%	$0.05	$0.76	-35.02%	-72.30%
09	85.79	5.41%	150.88%	383.39%	$0.05	$3.61	150.88%	377.34%
10	131.01	6.52%	52.71%	65.26%	$0.08	$5.90	52.71%	63.49%
11	168.71	5.48%	28.78%	24.21%	$0.11	$6.93	28.78%	17.52%
12	867.35	4.41%	414.10%	1432.36%	$0.79	$126.23	414.10%	1493.73%
13	878.95	2.78%	1.34%	-19.23%	$3.38	$82.90	1.34%	-34.33%
14	1168.16	2.31%	32.90%	22.97%	$1.38	$96.35	32.90%	16.23%
15	911.00	2.58%	-22.01%	-59.58%	$1.46	$41.73	-22.01%	-56.68%
16	493.33	3.20%	-45.85%	-80.15%	$0.31	$8.55	-45.85%	-79.52%
17	450.78	3.02%	-8.62%	-45.05%	$0.11	$4.90	-8.62%	-42.68%
18	898.54	3.56%	99.33%	133.21%	$0.11	$14.16	99.33%	153.82%
19	1995.54	3.46%	122.09%	237.68%	$0.40	$48.14	122.09%	239.91%
20	4073.34	2.27%	104.12%	226.79%	$1.42	$145.43	104.12%	202.12%

						Total Return	3973.34%	45.43%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Example 4. This example assumes the index decreases by 99% with 49.69% annualized volatility in the daily change in Index levels over the relevant term.

Inverse ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	75.99%	$1.69	$173.64	-55.79%	73.64%
02	35.88	3.42%	-18.85%	1.08%	$2.11	$170.95	-18.85%	-1.55%
03	34.53	2.64%	-3.76%	-13.60%	$2.09	$143.92	-3.76%	-15.81%
04	18.35	2.74%	-46.86%	52.35%	$2.52	$212.67	-46.86%	47.77%
05	16.25	2.59%	-11.42%	-11.17%	$2.42	$186.35	-11.42%	-8.17%
06	14.11	2.97%	-13.20%	-10.46%	$2.24	$164.26	-13.20%	-9.65%
07	7.82	3.44%	-44.60%	51.04%	$2.26	$234.36	-44.60%	48.84%
08	6.55	4.17%	-16.20%	-6.25%	$2.48	$222.57	-16.20%	-5.03%
09	5.68	4.16%	-13.21%	-8.04%	$2.69	$201.92	-13.21%	-9.95%
10	13.53	4.06%	138.03%	-65.70%	$2.33	$67.36	138.03%	-66.64%
11	10.98	2.85%	-18.87%	-4.46%	$1.18	$65.86	-18.87%	-2.22%
12	11.53	2.96%	5.00%	-22.83%	$0.82	$51.15	5.00%	-23.64%
13	13.91	2.79%	20.71%	-36.75%	$0.79	$33.06	20.71%	-35.37%
14	9.89	2.39%	-28.89%	4.29%	$0.55	$36.89	-28.89%	11.58%
15	7.44	2.75%	-24.75%	7.68%	$0.42	$38.14	-24.75%	3.39%
16	3.91	2.01%	-47.49%	54.14%	$0.62	$56.48	-47.49%	48.07%
17	5.60	1.68%	43.36%	-44.62%	$0.60	$30.68	43.36%	-45.67%
18	3.98	2.13%	-29.03%	12.73%	$0.59	$34.20	-29.03%	9.18%
19	3.22	2.41%	-19.03%	-6.12%	$0.43	$32.45	-19.03%	-5.11%
20	1.11	2.29%	-65.39%	121.57%	$0.79	$72.84	-65.39%	124.44%

						Total Return	-98.89%	-27.16%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Long ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	-54.30%	$0.68	$45.30	-55.79%	-54.70%
02	35.88	3.42%	-18.85%	-17.06%	$0.42	$37.71	-18.85%	-16.76%
03	34.53	2.64%	-3.76%	-2.42%	$0.34	$36.93	-3.76%	-2.07%
04	18.35	2.74%	-46.86%	-46.31%	$0.24	$19.99	-46.86%	-45.87%
05	16.25	2.59%	-11.42%	-9.09%	$0.19	$18.01	-11.42%	-13.86%
06	14.11	2.97%	-13.20%	-10.87%	$0.17	$15.96	-13.20%	-13.60%
07	7.82	3.44%	-44.60%	-45.16%	$0.13	$9.07	-44.60%	-45.60%
08	6.55	4.17%	-16.20%	-10.29%	$0.10	$7.85	-16.20%	-13.41%
09	5.68	4.16%	-13.21%	-9.52%	$0.07	$7.04	-13.21%	-9.67%
10	13.53	4.06%	138.03%	144.35%	$0.07	$17.30	138.03%	145.69%
11	10.98	2.85%	-18.87%	-13.50%	$0.11	$14.31	-18.87%	-17.27%
12	11.53	2.96%	5.00%	10.37%	$0.13	$15.35	5.00%	9.05%
13	13.91	2.79%	20.71%	28.49%	$0.11	$18.88	20.71%	23.03%
14	9.89	2.39%	-28.89%	-21.49%	$0.12	$13.63	-28.89%	-27.81%
15	7.44	2.75%	-24.75%	-24.76%	$0.13	$10.45	-24.75%	-23.33%
16	3.91	2.01%	-47.49%	-47.86%	$0.07	$5.55	-47.49%	-46.90%
17	5.60	1.68%	43.36%	44.98%	$0.06	$8.02	43.36%	44.49%
18	3.98	2.13%	-29.03%	-27.37%	$0.05	$5.76	-29.03%	-26.66%
19	3.22	2.41%	-19.03%	-15.04%	$0.05	$4.74	-19.03%	-17.79%
20	1.11	2.29%	-65.39%	-63.65%	$0.02	$1.66	-65.39%	-64.89%

						Total Return	-98.89%	-98.34%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

2x Long ETNs:

A	B	C	D	E	F	G	H	I
Year	Index Level	Daily Accrual	Daily Index Factor	Daily ETN Performance	Daily Investor Fee	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
		Total for year	Total for year	Total for year	Total for year	At Year End	Total for year	Total for year
00	100.00	0.00%	0.00%	0.00%	$0.00	$100.00	0.00%	0.00%
01	44.21	3.30%	-55.79%	-84.90%	$0.94	$14.85	-55.79%	-85.15%
02	35.88	3.42%	-18.85%	-47.95%	$0.24	$7.80	-18.85%	-47.49%
03	34.53	2.64%	-3.76%	-26.06%	$0.11	$5.82	-3.76%	-25.42%
04	18.35	2.74%	-46.86%	-78.44%	$0.05	$1.28	-46.86%	-78.05%
05	16.25	2.59%	-11.42%	-38.57%	$0.02	$0.77	-11.42%	-44.66%
06	14.11	2.97%	-13.20%	-42.22%	$0.01	$0.44	-13.20%	-45.61%
07	7.82	3.44%	-44.60%	-77.60%	$0.01	$0.11	-44.60%	-77.93%
08	6.55	4.17%	-16.20%	-40.17%	$0.00	$0.06	-16.20%	-44.12%
09	5.68	4.16%	-13.21%	-40.06%	$0.00	$0.04	-13.21%	-40.17%
10	13.53	4.06%	138.03%	346.42%	$0.00	$0.16	138.03%	352.05%
11	10.98	2.85%	-18.87%	-43.39%	$0.00	$0.08	-18.87%	-48.08%
12	11.53	2.96%	5.00%	-5.06%	$0.00	$0.07	5.00%	-7.19%
13	13.91	2.79%	20.71%	23.31%	$0.00	$0.08	20.71%	13.36%
14	9.89	2.39%	-28.89%	-53.05%	$0.00	$0.03	-28.89%	-60.05%
15	7.44	2.75%	-24.75%	-58.06%	$0.00	$0.01	-24.75%	-56.36%
16	3.91	2.01%	-47.49%	-79.57%	$0.00	$0.00	-47.49%	-78.77%
17	5.60	1.68%	43.36%	60.14%	$0.00	$0.00	43.36%	59.27%
18	3.98	2.13%	-29.03%	-59.69%	$0.00	$0.00	-29.03%	-58.82%
19	3.22	2.41%	-19.03%	-46.53%	$0.00	$0.00	-19.03%	-49.83%
20	1.11	2.29%	-65.39%	-90.12%	$0.00	$0.00	-65.39%	-90.77%

						Total Return	-98.89%	-100.00%

(1) The Closing Indicative Values presented in this table are based on the Closing Indicative Values of the ETNs as of the Inception Date, without any applicable adjustments for splits or reverse splits implemented with respect to the ETNs since such date. For information about these splits and reverse splits, and their effect on the outstanding number and denomination of the ETNs, please see “Split or Reverse Split of the ETNs” herein. The current Closing Indicative Values of the ETNs are set forth under “Key Terms” herein.

Credit Suisse AG,

Acting through its Nassau Branch

Exchange Traded Notes

due December 4, 2030

June 18, 2020

Credit Suisse